    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NEXTEL COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                   4812                                  36-3939651
   (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            ------------------------
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-3000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             THOMAS J. SIDMAN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          NEXTEL COMMUNICATIONS, INC.
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 394-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:
                           KATHLEEN R. MCLAURIN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2958
                                 (214) 220-3939
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
            TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
         SECURITIES TO BE REGISTERED                REGISTERED            UNIT(1)                PRICE(1)               FEE
--------------------------------------------------------------------------------------------------------------------------------
9.75% Senior Serial Redeemable Discount Notes
  due 2007....................................    $1,129,100,000(2)       $ 333.33(3)          $376,366,667(3)     $  111,029(4)
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Represents the maximum amount of 9.75% Senior Serial Redeemable Discount Notes due 2007 (the "Exchange Senior Notes") that may be issued pursuant to the exchange offer described in this Registration Statement.

(3) Represents one-third of the $1,000 principal amount per unit of the outstanding 9.75% Senior Serial Redeemable Discount Notes due 2007 (the "Private Notes") to be tendered to the Registrant (which has an accumulated capital deficit) in exchange for the Exchange Senior Notes.

(4) The registration fee for the securities offered hereby, $111,029, is calculated under Rule 457(f)(2) of the Securities Act as follows: the product of .000295 and $376,366,667, one-third of the principal amount of the outstanding Private Notes that may be tendered to the Registrant (which has an accumulated capital deficit) in exchange for Exchange Senior Notes.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED DECEMBER 9, 1997
                          NEXTEL COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE
                 9.75% SENIOR SERIAL REDEEMABLE DISCOUNT NOTES
                                    DUE 2007
                                      FOR
                            ANY AND ALL OUTSTANDING
                 9.75% SENIOR SERIAL REDEEMABLE DISCOUNT NOTES
                                    DUE 2007

                            ------------------------

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                    ON                , 1998 UNLESS EXTENDED

                            ------------------------

     Nextel Communications, Inc., a Delaware corporation ("Nextel" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 9.75% Senior Serial Redeemable Discount Notes due 2007 (the "Exchange Senior Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount at maturity of its outstanding 9.75% Senior Serial Redeemable Discount Notes due 2007 (the "Private Notes"), of which $1,129,100,000 in principal amount at maturity was issued on October 22, 1997 and is outstanding on the date hereof. See "The Exchange Offer." The form and terms of the Exchange Senior Notes are identical in all material respects to those of the Private Notes, except for certain transfer restrictions and registration rights relating to the Private Notes and except for certain interest provisions related to such registration rights. The Exchange Senior Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of October 22, 1997, governing the Private Notes and the Exchange Senior Notes (the "Indenture"). The Exchange Senior Notes and the Private Notes are sometimes referred to collectively as the "Notes."

     The Exchange Senior Notes will mature on October 31, 2007. Cash interest will not accrue on the Exchange Senior Notes prior to October 31, 2002 and will be payable on April 30 and October 31 of each year, commencing April 30, 2003, at a rate of 9.75% per annum. See "Description of Exchange Senior Notes" and "Certain United States Federal Income Tax Considerations." The Exchange Senior Notes will be redeemable, at the option of the Company at any time, in whole or in part, on or after October 31, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Exchange Senior Notes -- Optional Redemption." In addition, in the event of one or more sales by the Company prior to October 31, 2000 of at least $125,000,000 of its Capital Stock (as defined in "Description of Exchange Senior Notes -- Certain Definitions"), up to a maximum of 33 1/3% of the aggregate Accreted Value (as defined in "Description of Exchange Senior
Notes -- Certain Definitions") of outstanding Exchange Senior Notes may be redeemed at the Company's option within 180 days after such sale from the net cash proceeds thereof at 109.75% of such Accreted Value to the date of redemption. Upon a Change of Control (as defined in "Description of Exchange Senior Notes -- Certain Definitions"), the Company will be required to make an offer to purchase the Exchange Senior Notes at 101% of the Accreted Value thereof, or, in the case of any such repurchase on or after October 31, 2002, 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the Exchange Senior Notes upon a Change of Control.
                                                        (continued on next page)

     SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                     This Prospectus is dated        , 1997

     The Exchange Senior Notes will be senior unsecured indebtedness of the Company, will rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of the Company, and will be senior in right of payment to all subordinated indebtedness of the Company. As of September 30, 1997, after giving pro forma effect to certain transactions described herein, the Company would have had approximately $2,726,907,000 of indebtedness outstanding (excluding (i) indebtedness evidenced by the Private Notes, (ii) guaranties of subsidiary indebtedness of $970,741,000 (such guaranty obligations would rank pari passu in right of payment with the Exchange Senior Notes but the underlying guaranteed indebtedness is assumed to be satisfied from the assets of the primary obligors), and (iii) trade payables and other accrued liabilities) that ranks pari passu in right of payment with the Exchange Senior Notes. The Company is a holding company that conducts substantially all of its business through subsidiaries. The Exchange Senior Notes will be obligations of the Company only, and its operating subsidiaries will have no obligation to pay amounts due pursuant to the Exchange Senior Notes. The Exchange Senior Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables and other accrued liabilities. As of September 30, 1997, after giving pro forma effect to certain transactions described herein, the Company's subsidiaries would have had approximately $1,502,858,000 of indebtedness outstanding, excluding trade payables and other accrued liabilities. The Company and its subsidiaries are expected to incur substantial additional indebtedness in the next several years. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing," "The Exchange Offer," and "Description of Exchange Senior Notes."

     The Company will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer and not withdrawn prior to 5:00 p.m.,
New York City time, on               , 1998, (such date if and as it may be
extended, the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Exchange Offer is terminated, the Private Notes not accepted for exchange will be returned without expense to the tendering holders as promptly as practicable. See "The Exchange Offer."

     Based on a previous interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, including "Exxon Capital Holdings Corporation" (available May 13,
1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991) (the "Morgan Stanley Letter"), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991), and "K-III Communications Corp." (available May 14, 1993), the Company believes that the Exchange Senior Notes issued pursuant to the Exchange Offer in exchange for the Private Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Exchange Senior Notes directly from the Company or (ii) a person that is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that the holder is acquiring Exchange Senior Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Senior Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders of Private Notes who tender their Private Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Senior Notes may not rely upon the Morgan Stanley Letter or other similar letters.

     Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act, in connection with such resales of Exchange Senior Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Nextel has agreed, subject to certain conditions, that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer -- Resale of the Exchange Senior Notes" and "Plan of Distribution."

     Nextel believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of Nextel. Prior to this Exchange Offer, there has been no public market for the Private Notes. The Private Notes have traded on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Nextel does not intend to list the Exchange Senior Notes on any securities exchange. There can be no assurance that an active market for the Exchange Senior Notes will develop. To the extent that a market for the Exchange Senior Notes does develop, the market value of the Exchange Senior Notes will depend on market conditions

(including yields on alternative investments), general economic conditions, Nextel's financial condition and other conditions. Such conditions may cause the Exchange Senior Notes, to the extent actively traded, to trade at a significant discount from their accreted value. Nextel has not entered into any arrangement or understanding with any person to distribute the Exchange Senior Notes to be received in the Exchange Offer.

     Holders of Private Notes whose Private Notes are not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Private Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Notes held by them.

     The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Senior Notes."

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
AVAILABLE INFORMATION.................................................................   iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................   iii
SUMMARY...............................................................................     1
RISK FACTORS..........................................................................    17
THE EXCHANGE OFFER....................................................................    35
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT......................................................................    44
DESCRIPTION OF EXCHANGE SENIOR NOTES..................................................    47
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............................    72
PLAN OF DISTRIBUTION..................................................................    75
LEGAL MATTERS.........................................................................    76
EXPERTS...............................................................................    76

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Commission. The reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet (located at http://www.sec.gov.) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-4 (including the exhibits and amendments thereto, the "Registration Statement") pursuant to the requirements of the Securities Act with respect to the Exchange Senior Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement, or other document referred to herein are not necessarily complete. With respect to each such contract, agreement, or other document filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to documents incorporated by reference in this Prospectus (see "Incorporation of Certain Information By Reference"), reference is made to the respective exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C. without charge, and copies thereof may be obtained therefrom upon payment of a prescribed fee.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO NEXTEL COMMUNICATIONS, INC., 1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102,
ATTENTION: INVESTOR RELATIONS, TELEPHONE: (703) 394-3500. IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [          ,]
1998.

     The information in the following documents filed by the Company with the Commission (File No. 0-19656) pursuant to the Exchange Act is incorporated by reference in this Prospectus:

          (i) Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997;

          (ii) Quarterly Reports on Form 10-Q for the quarters ended (a) March 31, 1997 dated and filed with the Commission on May 15, 1997, (b) June 30, 1997 dated and filed with the Commission on

     August 12, 1997, and (c) September 30, 1997 dated and filed with the Commission on November 14, 1997;

          (iii) Current Reports on Form 8-K: (a) dated and filed with the Commission on January 21, 1997, (b) dated and filed with the Commission on February 7, 1997, (c) dated and filed with the Commission on March 18, 1997, (d) dated and filed with the Commission on April 15, 1997, (e) dated June 2, 1997 and filed with the Commission on June 3, 1997, (f) dated and filed with the Commission on June 17, 1997, (g) dated and filed with the Commission on July 9, 1997, (h) dated and filed with the Commission on July 16, 1997, (i) dated July 21, 1997 and filed with the Commission on July 22, 1997, (j) dated and filed with the Commission on September 5, 1997, (k) dated and filed with the Commission on September 9, 1997, (l) dated and filed with the Commission on September 22, 1997 and (m) dated and filed with the Commission on October 23, 1997; and

          (iv) Proxy Statement, dated as of April 18, 1997, filed in definitive form on April 21, 1997 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

     All documents filed by Nextel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statements made herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to Nextel contained in this Prospectus should be read together with the information in the documents incorporated by reference.

                                    SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, included or incorporated by reference into this Prospectus.

     On July 28, 1995, NEXTEL Communications, Inc., a corporation organized under the laws of the State of Delaware in 1987 ("Old Nextel"), was merged with ESMR, Inc. ("ESMR"), until then a wholly owned subsidiary of Motorola, Inc. ("Motorola"). ESMR was the surviving corporation in the merger (the "Motorola Transaction") and succeeded to Old Nextel's assets and liabilities. ESMR changed its name to Nextel Communications, Inc., effective upon consummation of the Motorola Transaction. References herein to Nextel for periods prior to July 28, 1995 refer to Old Nextel as the predecessor to the business and operations of Nextel. Unless the context requires otherwise, references to Nextel are intended to include Nextel Communications, Inc. and its consolidated subsidiaries.

     Information contained herein gives effect to the acquisition of approximately 1,220,000 shares of Nextel's Class A Common Stock, par value $.001 per share (the "Common Stock"), by Digital Radio L.L.C. (the "McCaw Investor") on April 5, 1995, an additional acquisition of 8,163,265 shares of Nextel's Class A Convertible Redeemable Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), and 82 shares of Nextel's Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), by the McCaw Investor and the consummation of related transactions on July 28, 1995 (the "McCaw Transaction"), the merger of OneComm Corporation ("OneComm") with and into Nextel on July 28, 1995 (the "OneComm Transaction"), the consummation of the Motorola Transaction on July 28, 1995, the merger of a subsidiary of Nextel with American Mobile Systems Incorporated ("AMS") on July 31, 1995 (the "AMS Transaction") and the merger of Dial Page, Inc. ("Dial Page") with and into Nextel on January 30, 1996 (the "Dial Page Transaction").

                                  THE COMPANY

OVERVIEW

     Nextel's business consists principally of providing a wide array of digital and analog wireless communications services to its customers in the United States, in each case utilizing frequencies licensed to its subsidiaries by the Federal Communications Commission ("FCC"). Nextel provides a differentiated package of integrated digital wireless communications services under the Nextel brand name to customers of the various networks constructed and operated by Nextel's subsidiaries in and around major metropolitan population centers throughout the country. Collectively, Nextel's operations constitute one of the largest integrated wireless communications networks utilizing a single digital transmission technology currently offering commercial service in the United States. Through its digital and analog wireless communications networks, Nextel is the leading provider of specialized mobile radio ("SMR") wireless communications services in nearly all 48 states in the continental United States and in Hawaii. Nextel has significant SMR spectrum holdings in and around every major business and population center in the country, including all of the top 50 metropolitan market areas in the United States.

     Nextel's operating revenues primarily arise from its digital and analog wireless communications businesses in the United States, particularly the mobile telephone service and two-way radio service and, to a lesser extent, from sales and maintenance of related equipment. Nextel's business plans and efforts are to a large extent directed toward replacing the remaining traditional analog SMR systems that it currently operates with advanced mobile communications systems employing digital technology with a multi-site configuration permitting frequency reuse ("Digital Mobile networks"). A customer using Nextel's Digital Mobile network is able to access mobile telephone services, two-way dispatch (marketed as Nextel's Direct Connect(SM)service), paging and alphanumeric short-messaging service, and in the future is expected to be able to access data transmission. Nextel is implementing its Digital Mobile networks utilizing digital technology developed by Motorola (such technology is referred to as the "integrated Digital Enhanced Network" or "iDEN"). As of

September 30, 1997, Nextel's Digital Mobile networks were operating in major metropolitan market areas throughout the United States in which approximately 60% of the total United States population lives or works.

     Prior to the second quarter of 1996, Nextel implemented its Digital Mobile networks in its market areas using Motorola's first generation iDEN technology. During that time frame, Nextel encountered certain technology and system performance issues relating primarily to the voice transmission quality of the mobile telephone service. In response to these issues, Nextel and Motorola took action on several fronts to address system performance issues in general, and voice transmission quality concerns in particular. See "Risk Factors -- Risk Factors Relating to Nextel -- Implementation of Digital Mobile Networks Subject to Risks of Developing Technology." Additionally, Nextel, together with Motorola, in 1995 began pursuing a program directed toward the development and deployment of modifications to the first generation iDEN technology platform, which modifications were targeted specifically at improving the voice transmission quality of the mobile telephone service. Nextel commenced the full-scale commercial launch of its first Digital Mobile networks incorporating the modified iDEN technology (referred to herein as "Reconfigured iDEN") in the Chicago metropolitan market late in the third quarter of 1996 and has since deployed the Reconfigured iDEN technology throughout its Digital Mobile networks. To date, the Company's Digital Mobile network is operational in markets in which approximately 60% of the United States population lives or works, providing coverage in and around major metropolitan areas, including New York, Los Angeles, Chicago, Washington, D.C., Atlanta, Boston, Denver, Detroit, Dallas/Fort Worth, Houston, San Francisco, Miami/Fort Lauderdale, Tampa/St. Petersburg, Orlando, Jacksonville, Pittsburgh, Cleveland, Columbus, Salt Lake City/ Provo, Phoenix, Tucson, Spokane, Cincinnati, Dayton, San Antonio, and Austin. Based on its current plans and construction schedules, by the end of 1998, the Company expects that its Digital Mobile network will be operational in markets in which approximately 85% of the United States population lives or works.

     Since December 31, 1994, the number of subscriber units in service on Nextel's Digital Mobile network has increased significantly, reflecting the commencement of Digital Mobile network service in certain markets, increased sales in markets in which Digital Mobile network services are provided, and, to a limited extent, acquisitions. As a result, the number of subscriber units in service on Nextel's Digital Mobile network increased from 13,500 at December 31, 1994, to 85,000 at December 31, 1995, to 300,300 at December 31, 1996, and to
946,600 at September 30, 1997. Nextel's business and marketing strategy for its Digital Mobile networks continues to be based on, and reflect, a principal focus on multi-service business users in its markets with Digital Mobile networks.

     During 1996 and 1997, Nextel significantly expanded its business activities to include operations and investments involving wireless communications service providers outside of the United States that are conducted under or are coordinated by or through Nextel International, Inc. (formerly known as McCaw International, Ltd., "Nextel International"), an indirect, wholly owned subsidiary of Nextel. With the exception of the equity interests held by Nextel and by Nextel International in Clearnet Communications, Inc. ("Clearnet"), a major provider of analog and digital SMR wireless communications services throughout Canada, and the holder of one of the two nationwide 30 MHz personal communications services ("PCS") licenses awarded in Canada, Nextel International's subsidiaries or other entities in which Nextel International holds equity or equivalent interests own and operate wireless communications systems in Latin America and Asia. Nextel International's operating companies currently provide a variety of analog or digital wireless communications services in certain metropolitan areas in Argentina, Brazil, Mexico, the Philippines, and Shanghai, China.

     Nextel's principal executive and administrative facility is located at 1505 Farm Credit Drive, McLean, Virginia 22102, and its telephone number is (703) 394-3000.

BUSINESS PLAN

     Nextel is implementing its revised business plan that contemplates an accelerated deployment during 1997 and 1998 of the Reconfigured iDEN technology platform throughout markets in the United States in which the Company intends to establish Digital Mobile networks (including primary connecting routes between certain markets) in its domestic markets during 1997 and 1998. Nextel has estimated that system infrastructure and other system capital costs to be incurred during the period from March 31, 1997 through the end of 1998 to implement the business plan would be approximately $1.45 billion. Such estimate is based on a significant number of assumptions and may be increased in connection with Nextel's development of its capital and operating budgets for 1998 based, in part, on Nextel's experience in 1997, including its rapid subscriber growth and increased demand for its services. Nextel currently expects that the 1998 budgeting process will not be finalized until late December 1997 or early 1998. See "Risk
Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing." Nextel believes that the implementation of the accelerated build-out contemplated by its business plan will better position Nextel both to achieve its strategic objectives relating to its U.S. operations and to prepare for emerging competition in the wireless communications industry, especially from certain current operators that, on their existing cellular frequencies or on PCS frequencies, are in the process of converting their wireless communications systems to digital technology formats and are moving to provide "nationwide coverage" on the resulting systems. Furthermore, Nextel believes that, assuming the Company successfully concludes its nationwide Digital Mobile network build-out plan and develops a sufficient customer base in its markets, a significant strategic advantage may exist in being "first to market," particularly in comparison to the new "entrepreneur block" PCS licensees and other existing or potential regional wireless communications service providers that may encounter significant financial and other challenges in replicating or overtaking Nextel's industry position. Nextel already has taken a number of significant steps to implement this business plan (including obtaining modifications to certain terms contained in the Old Indentures (as defined herein) to provide the flexibility required to assemble and utilize the necessary financing for such business plan), and further actions currently are underway to reach that objective. Nextel's ability to fully implement its business plan will depend, among other things, on certain actions by third parties, which cannot be assured. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing" and "-- Forward Looking Statements."

RECENT DEVELOPMENTS

     PCI Merger. Nextel entered into an Agreement of Merger and Plan of Reorganization dated as of October 2, 1996, as amended, with Pittencrieff Communications, Inc. ("PCI") providing for the merger of PCI with a wholly-owned indirect subsidiary of Nextel. PCI has approximately 6,000 800 MHz SMR channels covering a total population of over 27 million people, predominantly in the states of Texas, Oklahoma, New Mexico, and Arizona. The closing of such merger transaction occurred on November 12, 1997, resulting in the issuance (or reservation for issuance) of approximately 6,235,000 shares of Common Stock.

     Private Notes Issuance. On October 22, 1997, Nextel completed the sale of $1,129,100,000 principal amount at maturity of the Private Notes. Nextel received approximately $682,000,000 in net cash proceeds from the sale of the Private Notes (the "Private Notes Proceeds"). Such proceeds may be used for general corporate purposes, including either to refinance a portion of the indebtedness outstanding under the Old Senior Notes (as defined herein) (which the Company may effect through repurchases, by way of a tender offer, open market or privately negotiated purchases, redemption of the Old Senior Notes pursuant to their terms, or any combination thereof) or to refinance a portion of the cost of implementing its business plan that otherwise would have been funded by borrowings pursuant to the Bank Credit Facility, the Vendor Credit Facility, and/or the Second Vendor Financing Agreement (each as defined herein).

     The terms of the Notes are set forth in the Indenture which has been filed with the Commission and is incorporated by reference herein. The Indenture and the September Indenture are referred to collectively as the "New Indentures."

     September Notes Issuance. On September 17, 1997, Nextel completed the sale of $840,000,000 in principal amount at maturity of its 10.65% Senior Redeemable Discount Notes due September 15, 2007 (such securities issued originally and any securities issued in exchange therefor in the September Notes Exchange Offer (as defined herein) collectively, the "September Notes" and together with the Notes, the "New Senior Notes"). Nextel received approximately $486,000,000 in net cash proceeds from the sale of the September Notes (the "September Notes Proceeds"). Such proceeds were principally used to repay a portion of the outstanding borrowings under the Bank and Vendor Credit Facilities (as defined herein) with the remaining proceeds available for general corporate purposes.

     Cash interest will not accrue on the September Notes prior to September 15, 2002 and will be payable on March 15 and September 15 of each year, commencing March 15, 2003, at a rate of 10.65% per annum. The September Notes are redeemable, at the option of Nextel at any time, in whole or in part, on or after September 15, 2002, at specified redemption prices plus accrued and unpaid interest. In addition, in the event of one or more sales by Nextel prior to September 15, 2000 of at least $125,000,000 of its capital stock, a portion of the September Notes not to exceed a maximum of 33 1/3% of the aggregate accreted value of the outstanding September Notes may be redeemed at Nextel's option within 180 days after such sale from the net cash proceeds thereof at 109.75% of such accreted value on the date of redemption. The September Notes are senior unsecured indebtedness of Nextel and rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including indebtedness evidenced by the Old Senior Notes (as defined herein) and the September Notes, and will be senior in right of payment to all subordinated indebtedness of Nextel.

     The September Notes were initially issued in a private placement transaction that was not registered with the Commission under the Securities Act. On December 8, 1997, the Commission declared effective Nextel's registration statement with respect to a registered offer to exchange the then outstanding September Notes for an equal principal amount at maturity of 10.65% Senior Redeemable Discount Notes due September 15, 2007 that have been registered pursuant to the Securities Act (the "September Notes Exchange Offer"). In the event that the September Notes Exchange Offer is not consummated prior to specified dates, additional incremental interest on the accreted value of the September Notes will accrue until the September Notes Exchange Offer is consummated or certain other requirements are met.

     The terms of the September Notes are set forth in the related indenture (the "September Indenture") which has been filed with the Commission and is incorporated by reference herein.

     Additional Credit Facilities. Nextel, Nextel Finance Company, a wholly owned subsidiary of Nextel ("NFC"), and certain subsidiaries of Nextel have entered into definitive agreements which became effective on September 4, 1997 with respect to $500,000,000 in additional financing, increasing Nextel's total secured financing capacity under its financing agreements to $2,500,000,000. These agreements provided for (i) amendments to the existing secured credit facility with certain banks (as so amended, the "Bank Credit Facility") pursuant to which $250,000,000 in additional term loans (the "Additional Bank Borrowings") were made to the Company, (ii) amendments to the existing secured credit facility with Motorola, NTFC Capital Corporation and certain other lenders (as so amended, the "Vendor Credit Facility") pursuant to which $50,000,000 in additional term loans (the "Additional Vendor Borrowings") will be made available to the Company, subject to the satisfaction or waiver of applicable borrowing conditions, and (iii) a new credit facility pursuant to which up to $200,000,000 in additional secured term loans (that are to be second in ranking to the borrowings made pursuant to the Bank Credit Facility and the Vendor Credit Facility) will be made available to the Company by Motorola through March 31, 1999 (the "Second Secured Borrowings"), subject to the satisfaction or waiver of applicable borrowing conditions. Borrowings under the Bank Credit Facility and the Vendor Credit Facility (together, the "Bank and Vendor Credit Facilities") are ratably secured by liens on assets of Nextel's domestic operating subsidiaries. The Second Secured Borrowings are secured (on a second priority basis) by the same collateral package securing amounts outstanding under the Bank Credit Facility and the Vendor Credit Facility.

     Giving effect to these amendments and to the agreement relating to Second Secured Borrowings (the "Second Vendor Financing Agreement"), the agreement related to the Bank Credit Facility (the "Bank Credit Agreement") provides for up to $1,905,000,000 of secured financing (consisting of a $1,085,000,000 revolving loan and $820,000,000 in term loans), the agreement related to the Vendor Credit Facility (the "Vendor Credit Agreement") provides for up to $395,000,000 of secured financing (consisting of a $195,000,000 revolving loan and $200,000,000 in term loans), and the Second Vendor Financing Agreement provides for up to $200,000,000 of Second Secured Borrowings, for a total of up to $2,500,000,000 in secured financing. The indebtedness incurred upon issuance of the Private Notes may, under certain circumstances described elsewhere herein, limit the Company's ability to incur indebtedness otherwise available for incurrence pursuant to the Bank Credit Facility, the Vendor Credit Facility, and/or the Second Vendor Financing Agreement. See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing."

     Exercise of First Motorola Option by McCaw Investor. On September 3, 1997, the McCaw Investor acquired 2,000,000 shares of Common Stock from Motorola pursuant to the exercise of an option granted by Motorola, at a per share price of $15.50 (the "First Motorola Option"). The First Motorola Option was granted to the McCaw Investor by Motorola in 1995 in connection with the consummation of the McCaw Transaction.

     Issuance of Series D Preferred Stock. On July 21, 1997, Nextel completed the sale of 500,000 shares of its 13% Series D Exchangeable Preferred Stock (the shares of such stock so issued originally, any shares of such stock issued in exchange therefor in the Preferred Stock Exchange Offer (as defined herein) and any shares of such stock issued as payment in kind dividends thereon, collectively, the "Series D Preferred Stock") with a liquidation preference of $1,000 per share. Nextel received approximately $482,000,000 in net cash proceeds from the sale of the Series D Preferred Stock (the "Preferred Stock Proceeds").

     Dividends on the Series D Preferred Stock accrue at an annual rate of 13% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash or, on or prior to July 15, 2002, at the sole option of Nextel, in additional shares of Series D Preferred Stock. Nextel elected to pay the first quarterly dividend on the Series D Preferred Stock in kind, resulting in the issuance of an additional 15,167 shares of Series D Preferred Stock on October 15, 1997. The Series D Preferred Stock is mandatorily redeemable on July 15, 2009 at the liquidation preference plus accrued and unpaid dividends, and is redeemable in whole or in part, at the option of Nextel, at any time after December 15, 2005, at a price equal to the liquidation preference plus accrued and unpaid dividends, and, in certain circumstances, after July 15, 2002 at specified redemption prices. Up to 35% of the Series D Preferred Stock may be redeemed on or prior to July 15, 2000, in whole or in part, at the option of Nextel, in certain circumstances, at 113% of the liquidation preference plus accrued and unpaid dividends from the proceeds of one or more sales of Common Stock. The Series D Preferred Stock is also exchangeable, in whole but not in part, at the option of Nextel, at any time after December 15, 2005 and in certain circumstances sooner, into Nextel subordinated debentures.

     The shares of Series D Preferred Stock were initially issued in a private placement transaction that was not registered with the Commission under the Securities Act. On November 12, 1997, the Commission declared effective Nextel's registration statement with respect to a registered offer to exchange the then outstanding shares of Series D Preferred Stock for an equal number of shares of 13% Series D Exchangeable Preferred Stock that have been registered pursuant to the Securities Act (the "Preferred Stock Exchange Offer"). In the event that the Preferred Stock Exchange Offer is not consummated prior to specified dates (which is not currently expected), the dividend accrual rate applicable to the Series D Preferred Stock will increase by specified amounts until the Preferred Stock Exchange Offer is consummated or certain other requirements are met.

     Terms of the Series D Preferred Stock are set forth in the related Certificate of Designation, which has been filed with the Commission and is incorporated by reference herein.

     Consent Solicitation. Under the terms of Nextel's five outstanding issues of Senior Redeemable Discount Notes outstanding prior to 1997 (the "Old Senior Notes"), issued pursuant to respective public indentures as in effect prior to June 13, 1997 (the "Former Version Indentures"), Nextel and its subsidiaries that are "restricted subsidiaries" for purposes of such indentures (the "restricted subsidiaries") could not have incurred debt (other than certain categories of "Permitted Debt" (as defined in such indentures)) unless certain tests were met. Because such terms of the Former Version Indentures could have had the effect of limiting Nextel's ability to borrow the funds necessary to implement its business plan, Nextel sought the consent of the holders of the Old Senior Notes to certain amendments to the Former Version Indentures pursuant to a consent solicitation (the "Consent Solicitation"). On June 13, 1997, Nextel obtained the consent of the requisite number of holders of the Old Senior Notes to certain amendments and waivers to specific provisions of the Former Version Indentures. Also on that date, Nextel and the trustee under such

Former Version Indentures executed supplemental indentures (the "Supplemental Indentures") to each of the Former Version Indentures implementing such amendments and waivers. The Former Version Indentures, as amended and modified by their respective Supplemental Indentures, are referred to herein as the "Old Indentures" and are referred to collectively with the New Indentures as the "Nextel Indentures." The Old Senior Notes are referred to collectively with the New Senior Notes as the "Nextel Notes." The amendments include, among other things, certain modifications to the debt incurrence limitations of such indentures to allow Nextel to incur additional indebtedness, by (i) increasing the amount of permitted debt by $350,000,000 and providing additional flexibility to allocate the total amount of permitted debt among the existing categories of permitted debt, (ii) allowing Nextel to incur indebtedness in excess of such permitted debt, in the period prior to January 1, 2000, based on the amount and timing of any net cash proceeds received by Nextel from new equity issuances (such proceeds of new equity issuances include the Preferred Stock Proceeds, but would exclude equity funds from several identified sources, including most significantly equity investment proceeds received from affiliates of Craig O. McCaw ("Mr. McCaw") in connection with the exercise of the First Option (as defined herein) and also the Subscription Proceeds (as defined herein) received by Nextel), and (iii) making Nextel's ability to incur additional indebtedness on and after January 1, 2000 a function of satisfaction of a new interest coverage ratio test. See "Risk Factors -- Risk Factors Related to Nextel -- Nextel to Require Additional Financing." The Supplemental Indentures also authorize Nextel to transfer to its unrestricted subsidiary group the equity interest in Clearnet currently held directly by Nextel and implemented certain technical amendments.

     The foregoing statements relating to the Old Indentures are summaries of the relevant provisions and do not purport to be complete. Where reference is made to particular provisions of the Old Indentures, such provisions, including the definitions of certain terms, are incorporated by reference as part of such summaries, and are qualified in their entirety by such reference. Each of the Former Version Indentures and the Supplemental Indentures has previously been filed with the Commission, and each of the Former Version Indentures, as amended and supplemented by the appropriate Supplemental Indenture, is incorporated by reference herein.

     In connection with the Consent Solicitation, Nextel made consent payments totaling approximately $67,151,000 to validly consenting holders of the Old Senior Notes (the "Consenting Holders"). On August 8, 1997, the Commission declared effective Nextel's registration statement on Form S-3 relating to the offering of approximately 4,161,000 shares of Common Stock exclusively to Consenting Holders. Pursuant to such registration statement, Nextel offered such Common Stock to the Consenting Holders at a per share cash price of $16.14. Approximately 3,945,000 of the offered shares of Common Stock were subscribed for by Consenting Holders for an aggregate purchase price of approximately $63,700,000 (the "Subscription Proceeds").

     McCaw Investor Option Exercise. In April 1997, Nextel and the McCaw Investor reached a preliminary agreement (which was confirmed in definitive agreements entered into in June 1997) pursuant to which the McCaw Investor committed to exercise in full the outstanding option that was scheduled to expire on July 28, 1997 (the "First Option") to purchase 15,000,000 shares of Common Stock for an aggregate purchase price of $232,500,000 (the "McCaw Option Proceeds"). The McCaw Investor exercised the First Option on July 28, 1997. In connection with the foregoing, the McCaw Investor also agreed to provide up to $50,000,000 in debt financing (subject to certain conditions) to Nextel (the "McCaw Investor Borrowings"). See "Risk Factors -- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing." At the present time, however, Nextel is not taking steps to meet the conditions to access the McCaw Investor Borrowings.

     On March 20, 1997, Nextel completed the purchase from an affiliate of Comcast Corporation ("Comcast") of an option to acquire 25,000,000 shares of Common Stock, at an exercise price of $16.00 per share (the "Comcast Option"), for an aggregate purchase price of $25,000,000. In connection with the agreements relating to the commitment to exercise the First Option, Nextel reached an agreement with an affiliate of Mr. McCaw (such affiliate, the "Purchaser"), pursuant to which the Purchaser acquired, for an aggregate purchase price of $25,000,000, an option, in replacement of the Comcast Option, to purchase, at any time through July 28, 1998, 25,000,000 shares of Common Stock (the "New Option"), 15,000,000 shares of which are purchasable at an exercise price of $16.00 per share and the remaining 10,000,000 shares of which are purchasable at an exercise price of $18.00 per share. The New Option, and any shares of Common Stock issued upon exercise thereof, are transferable subject to certain limitations. In addition, one direct transferee of the Purchaser will be entitled to designate one nominee for election to Nextel's Board of Directors, provided that such transferee (i) has exercised the transferred portion of the New Option and continues to own at least 10,000,000 shares of Common Stock obtained on such exercise, (ii) is not an affiliate of Mr. McCaw, and (iii) does not hold a 5% or greater equity ownership interest in any entity that provides terrestrial-based wireless communications services in competition with Nextel in any of its markets. Shares issuable upon exercise of the New Option will be entitled to certain demand and piggyback registration rights, that would be assignable to transferees in certain circumstances. There can be no assurance that the Purchaser or any transferee will elect to exercise the New Option. See "Risk Factors -- Forward Looking Statements." The arrangements pertinent to the New Option, the exercise of the First Option, and the McCaw Investor Borrowings are set forth in definitive agreements entered into among the relevant parties which definitive agreements have been filed with the Commission and are incorporated herein by reference.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  The Company is offering, upon the terms and conditions set forth herein and in the Letter of Transmittal, to exchange Exchange Senior Notes for an equal principal amount at maturity of Private Notes that are properly tendered and accepted in the Exchange Offer. The Company will issue Exchange Senior Notes on or as promptly as practicable after the Expiration Date. As of the date hereof, $1,129,100,000 in principal amount at maturity of Private Notes is outstanding. See "The Exchange Offer."

RESALE OF EXCHANGE SENIOR
  NOTES....................  Based on an interpretation by the staff of the
                             Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), the Morgan Stanley Letter, "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991), and "K-III Communications Corp." (available May 14, 1993), the Company believes that Exchange Senior Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold, or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes. Holders of Private Notes who tender their Private Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Senior Notes may not rely upon the Morgan Stanley Letter or other similar letters. In the event that the Company's belief is inaccurate, holders of Exchange Senior Notes who transfer Exchange Senior Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify holders against such liability. The Exchange Offer is not being made to, nor will Nextel accept surrenders for exchange from, holders of Private Notes (i) in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction or (ii) if any holder is engaged or intends to engage in a distribution of the Exchange Senior Notes. Each broker-dealer that receives Exchange Senior Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must, among other things, acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Senior Notes to be received in the Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Senior Notes" and "Plan of Distribution."

TERMINATION OF CERTAIN
RIGHTS.....................  The Private Notes were sold by the Company on
                             October 22, 1997 to Morgan Stanley & Co.
                             Incorporated, Chase Securities Inc., J.P. Morgan Securities Inc., NationsBanc Montgomery Securities, Inc., TD Securi-ties (USA) Inc., and Credit Suisse First Boston Corporation (together, the "Placement Agents") pursuant to a Placement Agreement, dated October 15, 1997 (the "Placement Agreement"), by and among the Company and the Placement Agents. Pursuant to the Placement Agreement, the Company and the Placement Agents entered into the Registration Rights Agreement dated October 22, 1997 (the "Registration Rights Agreement"). All rights under the Registration Rights Agreement accorded to holders of Private Notes will terminate upon the consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until closing of the Exchange Offer and, subject to certain conditions, for a period not to exceed 90 days after the Expiration Date, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies for use in connection with resales of Exchange Senior Notes acquired for its own account as a result of market-making or other trading activities. See "The Exchange Offer -- Termination of Certain Rights."

EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on                  , 1998, unless
                             the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange Offer would be materially impaired due to any legal or governmental action, any new law, statute, rule or regulation, any interpretation by the staff of the Commission of any existing law, statute, rule or regulation, or the failure to obtain any necessary approvals of governmental agencies or holders of Private Notes. The Company does not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. See "The Exchange
                             Offer -- Conditions."

PROCEDURES FOR TENDERING
PRIVATE NOTES..............  Each holder of Private Notes wishing to accept the
                             Exchange Offer must complete, sign, and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to Harris Trust and Savings Bank, as exchange agent (the "Exchange Agent"), at the address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things,
                             (i) the Exchange Senior Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Senior Notes, and (iii) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Senior Notes for its own account in exchange for Private Notes that were acquired as a result of market-making or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Senior Notes, however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery Procedures."

ACCEPTANCE OF THE PRIVATE
NOTES AND DELIVERY OF THE
  EXCHANGE SENIOR NOTES....  Upon consummation of the Exchange Offer, the
                             Company will accept for exchange any and all Private Notes that are properly tendered and not withdrawn in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

FEES AND EXPENSES..........  Nextel will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. The Company will also pay certain transfer taxes applicable to the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EFFECT OF NOT TENDERING
PRIVATE NOTES FOR
  EXCHANGE.................  Private Notes that are not tendered or that are not properly tendered will, following the expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligations to provide for the registration under the Securities Act of such Private Notes and such Private Notes will, following the expiration of the Exchange Offer, bear interest at the same rate and in the same manner as the Exchange Senior Notes.

WITHDRAWAL RIGHTS..........  Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                             Offer -- Withdrawal of Tenders."

CERTAIN FEDERAL TAX
  CONSIDERATIONS...........  For a discussion of certain United States Federal income tax considerations relating to the Exchange Offer and the ownership and disposition of the Exchange Senior Notes, see "Certain United States Federal Income Tax Considerations."

EXCHANGE AGENT.............  Harris Trust and Savings Bank is serving as the
                             Exchange Agent in connection with the Exchange Offer. The address and telephone number of the Exchange Agent are set forth in "The Exchange
                             Offer -- The Exchange Agent." Harris Trust and Savings Bank also serves as trustee (the "Trustee") under the Indenture.

                           THE EXCHANGE SENIOR NOTES

NOTES OFFERED..............  $1,129,100,000 principal amount at maturity of
                             9.75% Senior Serial Redeemable Discount Notes due 2007.

MATURITY DATE..............  October 31, 2007

YIELD AND INTEREST.........  9.75% per annum (computed on a semi-annual bond equivalent basis) calculated from October 22, 1997. Cash interest will not accrue on the Notes prior to October 31, 2002. Thereafter, cash interest on the Notes will be payable semi-annually on April 30 and October 31 of each year (each an "Interest Payment Date"), commencing April 30, 2003, at a rate of 9.75% per annum. Cash interest on the Exchange Senior Notes shall accrue from the most recent Interest Payment Date with respect to the Private Notes to which interest was paid or duly provided for, or if no interest has been paid or duly provided for, from October 31, 2002. For Federal income tax purposes, holders of the Notes will be required to include amounts in gross income in advance of the receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Considerations."

OPTIONAL REDEMPTION........  On or after October 31, 2002, the Notes are redeemable at the option of Nextel, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In the event of one or more sales by the Company prior to October 31, 2000 of at least $125,000,000 of its Capital Stock (other than Redeemable Stock) (each as defined in "Description of Exchange Senior Notes") up to a maximum of 33 1/3% of the aggregate Accreted Value (as defined in "Description of Exchange Senior Notes") of outstanding Notes may be redeemed at the Company's option within 180 days after such sale from the net cash proceeds thereof at 109.75% of such Accreted Value to the date of redemption. See "Description of Exchange Senior Notes -- Optional Redemption."

RANKING....................  The Exchange Senior Notes will be senior unsecured indebtedness of the Company, will rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of the Company, and will be senior in right of payment to all subordinated indebtedness of the Company. As of September 30, 1997, after giving pro forma effect to certain transactions described herein, the Company would have had approximately $2,726,907,000 of indebtedness outstanding (excluding (i) indebtedness evidenced by the Private Notes, (ii) guaranties of subsidiary indebtedness of $970,741,000 (such guaranty obligations would rank pari passu in right of payment with the Notes but the underlying guaranteed indebtedness is assumed to be satisfied from the assets of the primary obligors), and (iii) trade payables and other accrued liabilities) that ranks pari passu in right of payment with the Exchange Senior Notes. The Company is a holding company that conducts substantially all of its business through subsidiaries. The Notes will be obligations of the Company only, and its operating subsidiaries will have no obligation to pay amounts due pursuant to the Notes. The Notes will be effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables and other accrued liabilities. As of September 30, 1997, after giving pro forma effect to certain transactions described herein, the Company's subsidiaries would have had approxi-mately $1,502,858,000 of indebtedness outstanding, excluding trade payables and other accrued liabilities. The Company and its subsidiaries are expected to incur substantial additional indebtedness in the next several years. See "Risk Factors -- Risk Factors Related to Exchange Senior Notes and Exchange Offer -- Dependence of Company on Subsidiaries for Cash to Pay Interest on and for Repayment of Notes," "-- Effect of Holding Company Structure," "-- Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk" and "Description of Exchange Senior Notes -- Certain Covenants -- Limitation on Consolidated Debt."

ORIGINAL ISSUE DISCOUNT....  The Private Notes were issued with original issue discount for United States Federal income tax purposes. The Exchange Senior Notes should be treated as a continuation of the Private Notes. Consequently, holders of Exchange Senior Notes generally will be required to include amounts in advance of receipt of the cash payments to which the income is attributable for United States Federal income tax purposes. See "Certain United States Federal Income Tax
                             Considerations -- Original Issue Discount."

CERTAIN COVENANTS..........  The Indenture contains certain covenants for the benefit of the holders of the Notes which, among other things, restrict the ability of the Company and each Restricted Subsidiary (as defined in "Description of Exchange Senior Notes -- Certain Definitions") to: incur additional indebtedness; pay dividends or make distributions in respect of the Company's Capital Stock other than dividend, penalty or other mandated payments on or in respect of any class or series of the Company's currently authorized and designated preferred stock; redeem, repurchase, or make payments on any subordinated Debt (as defined in "Description of Exchange Senior Notes -- Certain Definitions") of the Company prior to its scheduled maturity, repayment or sinking fund payment, as applicable; make investments or certain other restricted payments; enter into transactions with affiliates; engage in any business other than the telecommunications business and related activities and services; or effect a merger or consolidation or sale of all or substantially all of its assets. Also, the Company must provide certain annual and quarterly financial information reports to the Trustee, to holders of the Notes, and to the Commission. These limitations will, however, be subject to important qualifications and exceptions. See "Description of Exchange Senior Notes -- Certain Covenants."

CHANGE OF CONTROL..........  Upon a Change of Control, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the Accreted Value thereof, or, in the case of any purchase date on or after October 31, 2002, 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any required debt repayment (including repurchases of the Notes). See "Description of Exchange Senior Notes -- Change of Control."

BOOK-ENTRY, DELIVERY
  AND FORM.................  It is expected that delivery of the Exchange Senior
                             Notes will be made in book-entry form. The Company expects that Exchange Senior Notes exchanged for Private Notes currently represented by a restricted global senior notes certificate deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in the name of Cede & Co., its nominee, will be represented by a global notes certificate and deposited upon issuance with the Depository and registered in its name or the name of its nominee. Beneficial interests in the global notes certificate representing the Exchange Senior Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants.

     For additional information regarding the Notes, see "Description of the Exchange Senior Notes" and "Certain United States Federal Income Tax Considerations."

                        NO CASH PROCEEDS TO THE COMPANY

     The Company will not receive any proceeds from the issuance of the Exchange Senior Notes offered hereby. The form and terms of the Exchange Senior Notes are identical in all material respects to the form and terms of the Private Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Private Notes surrendered in exchange for Exchange Senior Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Senior Notes will not result in any increase in the outstanding indebtedness of the Company.

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in evaluating an investment in the Exchange Senior Notes, see "Risk Factors."

                             SUMMARY FINANCIAL DATA

     The summary financial data set forth below for the periods indicated should be read in conjunction with the consolidated financial statements, related notes and other financial information appearing in Nextel's Annual Report on Form 10-K for the year ended December 31, 1996 and Nextel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, incorporated herein by reference. The financial information for the fiscal years ended March 31, 1993 and 1994, the nine months ended December 31, 1994, and the years ended December 31, 1995 and 1996 have been derived from the audited consolidated financial statements of Nextel. The report of Deloitte & Touche LLP, independent auditors, for the nine months ended December 31, 1994 and the years ended December 31, 1995 and 1996 has been incorporated by reference. See "Experts." The financial information for the nine months ended September 30, 1996 and 1997 is derived from the unaudited financial statements of Nextel and, in the opinion of Nextel, includes all adjustments, consisting only of normal recurring accruals, considered necessary for the fair presentation of such information. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. See "Incorporation of Certain Information By Reference."

                                                      NINE MONTHS
                                FISCAL YEAR              ENDED                                                NINE MONTHS
                                   ENDED               DECEMBER              YEAR ENDED                          ENDED
                                 MARCH 31,                31,               DECEMBER 31,                     SEPTEMBER 30,
                          ------------------------    -----------    --------------------------        --------------------------
                             1993          1994         1994(1)         1995           1996               1996           1997
                          ----------    ----------    -----------    -----------    -----------        -----------    -----------
                                                          (IN THOUSANDS, EXCEPT SHARE DATA)
INCOME STATEMENT
 DATA(2):
Revenues...............   $   53,002    $   67,928    $   74,857     $   171,703    $   332,938        $   236,977    $   463,838
Cost of operations.....       20,979        28,666        51,406         151,718        247,717            187,631        195,077
Selling, general and
 administrative
 expenses..............       18,971        41,107        85,077         193,321        330,256            224,650        568,112
Expenses related to
 corporate
 reorganization(3).....           --            --            --          17,372             --                 --             --
Depreciation and
 amortization..........       25,942        58,398        94,147         236,178        400,831            291,698        361,757
                          ----------    ----------    -----------    -----------    -----------        -----------    -----------
Operating loss.........      (12,890)      (60,243)     (155,773)       (426,886)      (645,866)          (467,002)      (661,108)
Interest income
 (expense), net........        1,324       (18,101)      (41,454)        (89,509)      (206,480)          (147,571)      (258,387)
Other income (expense),
 net(4)(5).............          924             3            33         (15,372)       (10,866)                --          5,486
Income tax benefit.....        1,027        21,437        71,345         200,602        307,192            216,944        125,402
Series D Preferred
 Stock Dividends.......           --            --            --              --             --                 --        (12,822)
                          ----------    ----------    -----------    -----------    -----------        -----------    -----------
Net loss attributable
 to common
 stockholders..........   $   (9,615)   $  (56,904)   $ (125,849)    $  (331,165)   $  (556,020)       $  (397,629)   $  (801,429)
                          ===========   ===========   =============  =============  =============      =============  =============
Net loss per share
 attributable to common
 stockholders..........   $    (0.16)   $    (0.73)   $    (1.25)    $     (2.31)   $     (2.50)       $     (1.80)   $     (3.28)
Number of shares used
 in computations(6)....   58,736,000    78,439,000    100,639,000    143,283,000    222,779,000        221,309,000    244,221,000
OTHER FINANCIAL DATA:
Ratio of earnings to
 fixed charges and
 Preferred Stock
 dividends(7)..........           --            --            --              --             --                 --             --

                                                                                                      AS OF SEPTEMBER 30, 1997
                               AS OF MARCH 31,                    AS OF DECEMBER 31,                -----------------------------
                           -----------------------     ----------------------------------------                      PRO FORMA
                             1993          1994           1994           1995           1996          ACTUAL       AS ADJUSTED(8)
                           --------     ----------     ----------     ----------     ----------     ----------     --------------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents(9)........    $ 17,083     $  483,483     $  301,679     $  340,826     $  139,681     $  475,370       $1,176,762
Marketable
 securities(10)........      14,768        426,113        172,313         68,443          5,012         87,924           87,924
Current assets.........      39,932        921,983        504,248        504,661        309,097        892,785        1,594,177
Intangible assets,
 net...................     144,666        889,912      1,451,780      3,549,622      4,076,300      4,414,642        4,414,642
Total assets...........      33,557      2,229,832      2,918,985      5,547,256      6,472,439      8,462,029        9,181,421
Long-term debt(11).....      55,024      1,113,268      1,193,096      1,687,829      2,783,041      4,229,765        4,929,762
Series D Preferred
 Stock.................          --             --             --             --             --        512,822          512,822
Stockholders' equity
 (12)..................     255,224        846,304      1,268,575      2,945,141      2,808,138      2,585,061        2,604,456

                                                   (footnotes on following page)

---------------
 (1) Effective December 31, 1994, Nextel changed its fiscal year end from March 31 to December 31. Accordingly, the income statement data is presented for the transition period from April 1, 1994 to December 31, 1994.
 (2) See Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996 for a description of acquisitions.
 (3) See Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.
 (4) Other expenses in 1995 include a $15,000,000 write-down of the investment in Corporacion Mobilcom S.A. de C.V. ("Mobilcom") as a result of the devaluation of the Mexican peso.
 (5) Other expenses in 1996 and 1997 primarily reflect equity in the losses of certain foreign investments accounted for under the equity method. (See
     Note 2 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.)
 (6) Weighted average number of shares of Common Stock outstanding during the respective periods.
 (7) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income tax benefits, plus fixed charges, plus loss attributable to minority interests less income (loss) from equity method investments. Fixed charges consist of interest on all indebtedness, amortization of debt expense and that portion of rental expense which the Company believes to be representative of interest. The deficiency of earnings to cover fixed charges for the fiscal years ended March 31, 1993 and 1994 was $12,800,000 and $86,100,000, respectively, for the nine months ended December 31, 1994 was $218,500,000, for the years ended December 31, 1995 and 1996 was $562,800,000 and $884,900,000, respectively, and for the nine months ended September 30, 1996 and 1997 was $637,357,000 and $943,708,000, respectively.
 (8) Gives pro forma effect to the receipt of (i) approximately $19,400,000 representing a portion of the Subscription Proceeds received after September 30, 1997, and (ii) approximately $682,000,000 in Private Notes Proceeds as if they occurred on September 30, 1997. Such proceeds are available for general corporate purposes. See "- Recent
     Developments -- Private Notes Issuance."
 (9) Includes approximately $294,429,000 of cash and cash equivalents held by Nextel International and its subsidiaries as of September 30, 1997 from the offering of the 10-year discount notes (the "NI Notes") completed in March 1997, which are not available to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses due to the restrictions contained in the indenture related thereto (the "NI Indenture").
(10) Includes approximately $85,121,000 of marketable securities held by Nextel International and its subsidiaries as of September 30, 1997 from the offering of the NI Notes, which are not available to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses due to the restrictions contained in the NI Indenture.
(11) Excludes the current portions of long-term debt. See Note 6 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.
(12) See Notes 10 and 11 to the Notes to Nextel's consolidated financial statements for the year ended December 31, 1996.

                                  RISK FACTORS

     An investment in the Exchange Senior Notes offered hereby involves a high degree of risk. The specific factors set forth below, as well as the other information included and incorporated by reference in this Prospectus, should be considered when evaluating an investment in the Exchange Senior Notes. See also "-- Forward Looking Statements."

RISK FACTORS RELATING TO NEXTEL

  History of and Future Expectations of Losses and Negative Cash Flow

     The activities of Nextel since its inception in 1987 have been concentrated on the acquisition and operation of SMR businesses and the development of Digital Mobile networks. Nextel has incurred net losses since its inception, including net losses of approximately $556,020,000 for the year ended December 31, 1996 and approximately $788,607,000 for the nine months ended September 30, 1997. Nextel had an accumulated deficit totaling approximately $1,923,858,000 at September 30, 1997. Nextel anticipates that it will continue to experience significant net losses and significant negative net cash flow during the ongoing start up phase of the Digital Mobile networks over the next several years. Nextel's ability to arrange sufficient equity and/or debt financing or to generate sufficient revenue to cover its operating and capital needs is subject to a number of risks and contingencies. Accordingly, there can be no assurance as to whether or when Nextel's operations will become profitable. See "-- Nextel to Require Additional Financing" and "-- Forward Looking Statements."

  Risks of Implementation of Digital Mobile Networks

     The implementation of Digital Mobile networks involves systems design, site procurement, construction, electronics installation, receipt of necessary FCC and other regulatory approvals, channel recovery (freeing a certain number of 800 MHz frequencies from SMR analog traffic) and initial systems optimization prior to commencing commercial service. Each stage can take from several weeks to several months and involves various risks and contingencies, the outcome of which cannot be predicted. There can be no assurance that Nextel will be able to implement Digital Mobile networks (where such networks are not already in commercial operation) in any particular market in accordance with its current plans and schedules. See "-- Forward Looking Statements."

  Implementation of Digital Mobile Networks Subject to Risks of Developing Technology

     Currently, there are three principal digital technology formats that are being assessed or proposed for deployment or deployed currently by providers of cellular telephone service or by certain entities that have been awarded PCS licenses to provide wireless communications services in the United States. Such formats are known as Time Division Multiple Access ("TDMA") digital transmission technology, Code Division Multiple Access ("CDMA") digital transmission technology and GSM-PCS, which is an updated, upbanded PCS version of the TDMA-based digital technology format known as Global System for Mobile Communications ("GSM"). Although TDMA, CDMA and GSM-PCS are digital transmission technologies, and thus share certain basic characteristics and areas of contrast to analog transmission technology, TDMA, CDMA and GSM-PCS are not compatible or interchangeable with each other.

     The Motorola proprietary first generation iDEN technology originally incorporated in Nextel's Digital Mobile networks is known as "six-time slot TDMA." Although based on the TDMA technology format, this first generation iDEN technology differs in a number of significant respects from the TDMA technology versions being assessed or deployed by cellular operators and PCS licensees in the United States, which differences may have important consequences. Additionally, unlike the three-time slot TDMA technology format being utilized for the mobile telephone function in the Reconfigured iDEN technology platform or the three-time slot TDMA technology format being utilized by certain cellular providers, the first generation iDEN technology, as well as the "six-time slot TDMA" technology utilized for the two-way dispatch function in the Reconfigured iDEN technology platform, can carry up to six (rather than three) voice and/or control paths per channel.

     Although Nextel believes that TDMA technology, on balance, is superior to analog technology that is used in traditional SMR systems, the use of digital technology in general involves certain performance trade-offs, for example, in various characteristics affecting voice quality and fidelity. These trade-offs have had and may in the future have an effect on customer acceptance of iDEN technology. The use of six-time and three-time slot TDMA technology in combination with Nextel's re-use of its licensed frequencies in a cellular-type system design permits Nextel to utilize its current holdings of spectrum more efficiently. Efficient utilization of spectrum is an important objective generally because less spectrum is available in the SMR band than is or will be licensed to each cellular and certain PCS operators in each market. Reconfigured iDEN, which is designed to use three time slots per channel for the mobile telephone service, results in a reduction in channel capacity compared to the capacity achievable using first generation iDEN technology for mobile telephone service.

     Any difference that may from time to time exist between the technology deployed in Nextel's Digital Mobile networks and competitive technologies then deployed by other wireless communications service providers, such as analog, CDMA, TDMA, GSM-PCS or other transmission technology formats that may be developed in the future, may affect customer acceptance of the services offered by Nextel. In the future, a digital transmission technology other than TDMA may gain acceptance sufficient to adversely affect the resources devoted by third parties to developing or improving TDMA-based technologies and the market acceptance of TDMA-based technologies, such as iDEN. In addition, existing digital cellular technology formats including cellular TDMA cannot currently be utilized on Nextel's present SMR spectrum holdings. Accordingly, if any improvements were to be made to such currently existing digital cellular technology formats, the prospect of achievement of parallel improvements in the TDMA-based iDEN technology presently utilized by Nextel is not certain. See
"-- Forward Looking Statements."

     Customer acceptance of the services offered by Nextel will be affected not only by technology-based differences, but also by the operational performance and reliability of system transmissions on Nextel's Digital Mobile networks. Nextel implemented Digital Mobile networks in its market areas using Motorola's first generation iDEN technology prior to the second quarter of 1996. During that time frame, Nextel encountered certain technology and system performance issues with respect to system reliability (the percentage of time the system is operating), system access (how often a user can gain access to the system) and various characteristics affecting voice transmission quality of mobile telephone services utilizing Nextel's Digital Mobile networks. Nextel provided discounts and gave credits to customers in an effort to foster satisfactory customer relations and delayed both its planned deployment of its Digital Mobile networks and commencement of aggressive product and service marketing efforts pending resolution of such system performance and voice quality issues. During this period Nextel and Motorola also took actions to address system performance issues in general, and voice transmission quality concerns in particular. These actions consisted of efforts to enhance the performance of the first generation iDEN networks in a number of areas that were believed to adversely affect system performance, perceived voice transmission quality and customer satisfaction, and included measures as diverse as improvements in system infrastructure and subscriber equipment design and interaction, adjustments in cell site locations and in radio frequency planning, development of enhanced network load and traffic management and control systems, and development and deployment of more sophisticated diagnostic and error correction software. These and other measures, most of which can be categorized as systems optimization, are expected to be ongoing activities connected with Nextel's operation of its Digital Mobile networks. Moreover, Nextel expects that systems optimization, software loading, and planned maintenance activities will be ongoing components of its operation of the Digital Mobile networks that will periodically require the scheduled turndown of selected subsystems in Nextel's Digital Mobile networks during periods of very low system traffic, typically at night or on weekend days. See "-- Forward Looking Statements."

     Nextel's objectives in carrying out the initial phase of system development and technology enhancements were to achieve satisfactory performance levels in the areas of system reliability and system access. Nextel believes that its existing Digital Mobile networks, as operated at September 30, 1997, were demonstrating acceptable performance levels in these areas. Nextel also believes that the successful national deployment throughout Nextel's Digital Mobile networks of the Reconfigured iDEN technology, with its accompanying improvements in the voice quality of the mobile telephone service provided on Nextel's Digital Mobile networks, should enable Nextel to aggressively market such services as part of a competitive wireless communications services alternative to existing cellular telephone and PCS wireless communications services in its markets. See "-- Forward Looking Statements."

     Motorola has advised Nextel that it contemplates continuing to install software upgrades and Nextel anticipates it will continue to advise and consult with Motorola concerning potential measures that could be taken to address any issues concerning system performance and/or expressed customer satisfaction levels as revealed by Nextel's continuing system testing and customer surveys. To the extent Nextel's experience has been derived based on customers in its markets employing the first generation iDEN technology, who are primarily oriented to the two-way dispatch service, such experience should not necessarily be regarded as an accurate predictor of Nextel's experience in the future, particularly as Nextel continues to implement its planned nationwide roll-out of the Reconfigured iDEN technology and as Nextel's customer base expands beyond such group of initial customers. Any inability to address and resolve satisfactorily performance issues that affect customer acceptance of Digital Mobile network service could delay or adversely affect the successful commercialization of the Digital Mobile networks and could adversely affect the business and financial prospects of Nextel. If Nextel for any reason is unable to implement Digital Mobile networks and provide service to its target customers that is competitive with the services of other wireless communications providers, Nextel would be unable, utilizing its existing analog SMR systems, to provide mobile telephone services comparable to those provided by other wireless communications services providers or to achieve significant further subscriber growth. See "-- Forward Looking Statements."

     Nextel anticipates that there will be an ongoing focus on systems and technology optimization activities directed at achieving improvements in the overall performance of the Digital Mobile networks and such technology optimization activities will be a continuing component of normal Digital Mobile network operation. Moreover, the satisfactory resolution of certain system performance issues in a particular market or at a particular stage of operation will not necessarily preclude the need to address those issues again, for example, as a result of a significant increase in the number of subscribers using the Digital Mobile networks, and future upgrades or modifications to the Digital Mobile networks may have unexpected adverse effects on performance issues previously addressed and resolved. Each of Motorola and Nextel believes, however, that a large portion of the hardware and software adjustments developed in the course of system development and technology optimization activities to address particular issues, and the resulting system performance improvements realized, should be applicable to similar issues in different markets. Nevertheless, as is often the case in the deployment of wireless communications networks, it should be expected that there will be market-specific characteristics, such as local terrain, topography, the number of licensed frequencies, the utilization of adjacent radio frequencies and other factors, that will require customized optimization activities to address related system performance issues successfully. See "-- Forward Looking Statements."

     Pursuant to the second amendment to the existing equipment purchase agreements between Nextel and Motorola entered into in connection with the McCaw Transaction (the "Second Equipment Agreement Amendment"), Motorola agreed to use its best efforts to develop, and Nextel agreed to implement, Reconfigured iDEN. The Reconfigured iDEN development and deployment activities to date have proceeded in a timely and satisfactory manner, and Nextel believes that the Reconfigured iDEN development program contemplated by the Second Equipment Agreement Amendment is substantially complete. However, no assurance can be given that any further modifications or enhancements to the Reconfigured iDEN technology will be developed successfully, or that any such modifications or enhancements, if developed, would be deployed in Nextel's Digital Mobile networks or, if deployed, would perform successfully. Moreover, no assurance can be given that the Reconfigured iDEN technology, as it currently exists or as it may be further modified or enhanced in the future, will satisfy customer requirements, or that Nextel's mobile telephone services utilizing such Reconfigured iDEN technology will be regarded as competitive in the wireless communications services markets as such markets currently exist and as they are expected to develop in the future. See "-- Forward Looking Statements."

  Nextel to Require Additional Financing

     Nextel anticipates that, for the foreseeable future, it will be utilizing significant amounts of its available cash for capital expenditures for the construction of Digital Mobile networks, operating expenses relating both to the Digital Mobile networks and to the analog SMR networks, potential acquisitions (including the acquisition of rights to spectrum through the FCC's 800 MHz spectrum auction process), debt service requirements and other general corporate expenditures. Nextel anticipates that its cash utilization for capital expenditures and other investing activities and operating losses will continue to exceed its cash flows from operating activities over the next several years. During fiscal year 1996, Nextel's average monthly cash utilization rate for investing activities (principally attributable to capital expenditures for the build-out of the Digital Mobile networks) was approximately $33,390,000, and its average monthly operating losses (exclusive of non-cash items) was approximately $20,400,000. Such average monthly amounts are not necessarily representative of Nextel's anticipated experience in such areas and are expected to increase during 1997 and 1998 in connection with the implementation of Nextel's business plan and the related accelerated construction of its Digital Mobile networks. During the ongoing start up phase of its Digital Mobile networks, Nextel expects that it will need to utilize its existing cash and funding from outside sources to meet its cash needs resulting from such activities and losses. Nextel's aggregate cash, cash equivalents and marketable securities at September 30, 1997 totaled approximately $563,300,000 (however, approximately $379,600,000 of such amount represents cash, cash equivalents and marketable securities held by Nextel International and its subsidiaries, which items are not available to fund any of the cash needs of Nextel's domestic Digital Mobile and analog SMR businesses due to restrictions contained in the provisions of the NI Indenture).

     The Company is currently implementing its business plan to accelerate and expand the deployment of its Digital Mobile networks in domestic markets during 1997 and 1998. Nextel has estimated that the external funding required to meet the cash needs of its domestic business activities during the period from March 31, 1997 through the end of 1998, including principally the funding of anticipated capital expenditures and potential acquisitions (including potential acquisitions of licenses in the FCC's 800 MHz spectrum auction) and operating losses, will be approximately $2,500,000,000, which includes approximately $1,450,000,000 of system infrastructure and other system capital costs expected to be incurred during the period. Such estimates were based on a number of significant assumptions. The Company currently is in the process of developing its capital and operating budgets for 1998, and as part of such process will be reviewing a number of such matters in light of its experience with respect to the Digital Mobile system construction and commercialization efforts during 1997. Nextel currently expects that the 1998 budgeting process will not be finalized until late December 1997 or early 1998. However, based on the results of that process to date, the Company anticipates that both its aggregate domestic business cash needs and its domestic capital expenditure requirements will be in excess of those previously estimated amounts. Such expected increase likely will be necessary to accommodate increased system capacity requirements resulting from the Company's rapid subscriber growth (which exceeded the levels of assumed growth used in developing the prior estimates) and increased demand for the Company's wireless services and to make improvements to existing Digital Mobile system infrastructure to expand and improve systems coverage and performance to address competitive pressures faced by the Company. Because such budgeting process is not yet completed, the Company is not currently able to estimate the extent of the impact that these factors or any other factors may have on its level of domestic system capital expenditures and/or overall domestic financing requirements during 1998. See "-- Forward Looking Statements."

     To fully implement an accelerated deployment of its Digital Mobile networks in the period between March 31, 1997 and December 31, 1998 as described under "Summary -- The Company -- Business Plan," Nextel would need to obtain additional amounts of debt or equity financing beyond that available under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement currently in place. The Bank Credit Agreement currently provides for up to $1,905,000,000 of secured financing, the Vendor Credit Agreement currently provides for up to $395,000,000 of secured financing and the Second Vendor Financing Agreement currently provides for up to $200,000,000 in Second Secured Borrowings, for an aggregate availability of $2,500,000,000, subject in each case to the satisfaction or waiver of applicable borrowing conditions. At September 30, 1997, Nextel had drawn $820,000,000 of its available financing under the Bank

Credit Facility and had drawn $150,000,000 of its available financing under the Vendor Credit Facility. Prior to September 30, 1997, Nextel applied the aggregate of approximately $1,494,800,000 in Preferred Stock Proceeds, September Notes Proceeds, McCaw Option Proceeds, the portion of the Subscription Proceeds received to such date, and the proceeds of the Additional Bank Borrowings to repay a portion of the borrowings outstanding under the Bank and Vendor Credit Facilities (to the extent the amounts so repaid would be available for future borrowings thereunder) with the balance of such aggregate net proceeds remaining available for general corporate purposes. Disregarding any limitations imposed pursuant to the Old Indentures on the Company's ability to incur debt under the Bank and Vendor Credit Facilities and/or the Second Vendor Financing Agreement by reason of the indebtedness incurred upon issuance of the Private Notes, as of September 30, 1997, a total of $1,530,000,000 (giving effect to the repayment of all revolving, but no term, loan amounts outstanding under the Bank and Vendor Credit Facilities) of such $2,500,000,000 in aggregate availability would be available for future borrowings by the Company. The remaining funds available for borrowing under the Bank and Vendor Credit Facilities may be drawn upon prior to the final maturity date of such facilities in 2003, although the amount available under such facilities will be reduced to reflect scheduled amortization commencing in 2001. The $200,000,000 in additional funds available under the Second Vendor Financing Agreement may be drawn as term loans prior to March 31, 1999 and will mature in 2003.

     Nextel also has reached an understanding with Motorola regarding the terms and conditions pursuant to which Nextel could access up to an additional $200,000,000 in borrowings that would be required to be ratably secured on an equal ranking with borrowings pursuant to the Bank Credit Agreement and the Vendor Credit Agreement (the "Senior Secured Borrowings"). The availability of the Senior Secured Borrowings is subject to a number of conditions, including the unanimous approval of the secured parties under the Bank Credit Agreement and the Vendor Credit Agreement. Nextel is not currently taking steps to meet such additional conditions and, accordingly, Nextel has assumed for planning purposes that none of the funds constituting the Senior Secured Borrowings will be available during 1997 and 1998.

     The availability of all of the above-described existing and additional financing is subject to Nextel's satisfying certain requirements under the Old Indentures, which require Nextel to issue new equity for cash as a condition to obtaining access to all amounts not constituting "permitted debt" (as such term is defined in the Old Indentures) under the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement referred to above. Nextel's receipt of the $482,000,000 in Preferred Stock Proceeds and option and warrant exercise proceeds in the period from June 1, 1997 (the "Exercise Proceeds") enabled Nextel to issue the September Notes and still have access to the full $2,500,000,000 in funding available under the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement under the limitations on indebtedness contained in the Old Indentures. However, under such limitations the issuance of the Private Notes will restrict the Company's ability to access, on approximately a dollar for dollar basis, the amount of additional funding that would be available under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement unless either (i) the proceeds from the issuance of the Private Notes are applied to refinance a portion of the Old Senior Notes in accordance with the Old Indentures (in which case the indebtedness under the Private Notes, to the extent the proceeds thereof are applied to effect such refinancing, would constitute "permitted debt" under the Old Indentures that would not reduce the amounts available under the Bank and Vendor Credit Facilities or the Second Vendor Financing Agreement) or (ii) the Company issues additional equity for cash that would support the incurrence of additional debt under the Old Indentures. In the event the proceeds from the issuance of the Private Notes are not applied to refinance a portion of the Old Senior Notes, such proceeds may be utilized to meet the Company's funding requirements for the implementation of its business plan to replace a portion of the borrowings available under the Bank and Vendor Credit Facilities and/or the Second Vendor Financing Agreement, to the extent such borrowings would be limited by the Old Indentures.

     To the extent any of the aforementioned proceeds from equity issuances or financing arrangements are not available or are not sufficient to meet Nextel's funding needs, it will be necessary for Nextel to obtain alternate sources of financing. See "-- Forward Looking Statements." Subject to the determination of the potential impact on financing requirements associated with an increase in the Company's overall domestic cash needs, including its domestic capital expenditures as described above, and assuming (i) that Nextel secures access to all of the available funds under the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement (or such funds are replaced with the Private Notes Proceeds as described above) and (ii) that the New Option is exercised and Nextel receives the $420,000,000 in proceeds therefrom (the "New Option Proceeds"), the Company believes that such amounts, coupled with the Company's available cash and cash equivalents (including the Preferred Stock Proceeds, the McCaw Option Proceeds, the September Notes Proceeds and the Subscription Proceeds), will provide funds that in the aggregate are expected to be sufficient to implement the Company's business plan and meet the other currently anticipated cash needs of its domestic business activities through the end of 1998. Thereafter, Nextel may require substantial additional financing. See "-- Forward Looking Statements."

     The availability of borrowings pursuant to the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement is subject to certain conditions, and there can be no assurance that such conditions will be met. Moreover, there can be no assurance that the New Option will be exercised and that Nextel will receive the proceeds therefrom, or that any of the other outstanding options will be exercised. The Bank Credit Facility, the Vendor Credit Facility, the Second Vendor Financing Agreement, the Nextel Indentures, and the terms of the Certificate of Designation relating to the Series D Preferred Stock contain and will continue to contain provisions that operate to limit the amount of borrowings that may be incurred by Nextel. In addition, Nextel's capital needs, and its ability to adequately address those needs through debt or equity funding sources, are subject to a variety of factors that cannot presently be predicted with certainty, such as the commercial success of Nextel's Digital Mobile networks incorporating the Reconfigured iDEN technology, the amount and timing of Nextel's capital expenditures and operating losses and the market price of the Common Stock. See "-- Forward Looking Statements."

     Nextel currently is aware of numerous factors and considerations, any one or more of which could have a material effect on the timing and/or amount of the future funding to be required by Nextel, but Nextel cannot currently quantify with precision either the magnitude or the certainty of the effects associated with any such factors. These factors include: (i) the 800 MHz spectrum auction process (the first bidding phase of which commenced on October 28, 1997), and the amounts required to be bid to acquire any or all of the available spectrum blocks in the major metropolitan market areas where Nextel currently operates, or currently plans to operate, its Digital Mobile network and the amounts that may be required to accomplish retuning or acquisition of 800 MHz incumbent channels in spectrum blocks that may be acquired by Nextel in the 800 MHz spectrum auction process; (ii) the uncertainty with respect to the success and/or timing of the continuing development and deployment activities relating to the Reconfigured iDEN technology format and, assuming successful and timely completion of such efforts, the uncertainty with respect to the success of commercial introduction and customer acceptance of Nextel's Digital Mobile network services in new market areas using such technology; (iii) the potential commercial opportunities and risks associated with implementation of Nextel's accelerated business plan; and (iv) the net impact on Nextel's capital budget of certain developments currently expected to increase capital needs (e.g., the additional capital needed if Nextel acquires for cash additional spectrum in certain markets to increase the capacity and/or efficiency of Nextel's operating Digital Mobile networks in such markets, the additional capital needed for more extensive construction of Digital Mobile networks in additional market areas acquired or that may be acquired in the future and the expenditures associated with analog SMR station construction requirements under the currently effective FCC 800 MHz channel licensing approach) that may be offset (whether wholly or partially) by other developments anticipated to (or to have the potential to) reduce capital needs (e.g., co-location of antenna and/or transmitter sites with other providers of wireless services in the relevant markets, reductions in infrastructure and subscriber unit prices obtained from Motorola pursuant to the Second Equipment Agreement Amendment and an agreement entered into on March 27, 1997, alternative and more economical means for increasing system capacity, other than constructing additional cell sites and/or installing additional base radios, such as use of so-called "smart antennas," mini-cells and software-driven and/or system design performance enhancements). Many of the foregoing involve elements wholly or partially beyond Nextel's control or influence. Other considerations in addition to the factors identified above may significantly affect Nextel's decisions to seek additional financing, including general economic conditions, conditions in the telecommunications and/or wireless communications industry and the feasibility and attractiveness of structuring particular financings for specific purposes (e.g., separate capital-raising activities with respect to international activities and opportunities). See "-- Forward Looking Statements."

     Nextel has had and may in the future have discussions with third parties regarding potential equity investments and debt financing arrangements to satisfy actual or anticipated financing needs. Pursuant to the Motorola Transaction, Nextel has agreed, under certain circumstances, not to grant superior governance rights to any third-party investor without Motorola's consent, which may make securing equity investments more difficult. The ability of Nextel to incur additional indebtedness (including, in certain circumstances, indebtedness incurred under the Bank Credit Agreement, the Vendor Credit Agreement and/or the Second Vendor Financing Agreement) is and will be limited by the terms of the Nextel Indentures, the Certificate of Designation relating to the Series D Preferred Stock, the Bank Credit Agreement, the Vendor Credit Agreement, and the Second Vendor Financing Agreement. The Bank Credit Agreement, the Vendor Credit Agreement, and the Second Vendor Financing Agreement also require Nextel and its relevant subsidiaries at specified times to maintain compliance with certain financial covenants or ratios including certain covenants and ratios specifically related to leverage.

     At present, other than the existing equity or debt financing arrangements that have been consummated and/or disclosed, Nextel has no commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Moreover, no assurances can be made that Nextel will be able to obtain any such additional financing in the amounts or at the times such financing may be required, or that, if obtained, any such financing would be on acceptable terms. Nextel also anticipates that it will continue to experience significant operating losses and negative net cash flows during the ongoing start up phase of the Digital Mobile networks over the next several years. Accordingly, there can be no assurances as to whether or when the operations of Nextel will become profitable. As a result of Nextel's anticipated continuing losses, the uncertainty regarding the exercise of options and warrants, the availability of financing under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement and the impact of Reconfigured iDEN and other matters discussed above, there can be no assurance that Nextel will have adequate capital to implement the nationwide build-out of its Digital Mobile networks in accordance with its business plan. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's acquisition, development and expansion plans and expenditures, which could have a material adverse effect on its business prospects and limit the Company's ability to make payments of principal and interest on the Notes, or to make principal and interest payments on its other indebtedness, including the amounts from time to time outstanding under the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement, and amounts due on or in respect of any or all of the other Nextel Notes. See "-- Forward Looking Statements."

  Success of Nextel is Dependent on its Ability to Compete

     Nextel's success depends on its Digital Mobile networks' ability to compete with other wireless communications systems in each relevant market and its ability to successfully market integrated wireless communications services. Nextel is continuing to focus its marketing efforts on attracting customers from its previously identified targeted groups of potential subscribers, chiefly its existing analog SMR subscribers and other business users, including current users of multiple wireless communications services and those new users who may be attracted to the combination of services made possible by its Digital Mobile networks.

     Following implementation of its Digital Mobile networks and completion of related system optimization activities, Nextel's Digital Mobile networks will compete with established and future wireless communications operators in its efforts to attract customers, dealers and possibly resellers to its service in each of the markets in which it operates a Digital Mobile network. Nextel believes that following software upgrades and additional system optimization efforts and equipment and technology enhancements that occurred during 1996 and the commercial deployment of the Reconfigured iDEN technology, Nextel's Digital Mobile networks will have the capacity, functionality and quality of service necessary to be competitive with current wireless communications services in the markets in which Nextel operates Digital Mobile networks. Nextel's ability to compete effectively with other wireless communications service providers, however, will depend on a number of factors, including the successful deployment of the Reconfigured iDEN technology platform in its market areas, the continued satisfactory performance of such technology, the establishment of roaming service among such market areas and the development of cost effective direct and indirect channels of distribution for its products and services. Although Nextel has made significant progress in these areas to date, no assurance can be given that such objectives will be achieved. See "-- Ability to Manage Growth" and "-- Forward Looking Statements."

     While Nextel believes that the mobile telephone service provided on its Digital Mobile networks utilizing the Reconfigured iDEN technology is similar in function to and achieves performance levels competitive with those being offered by other current wireless communications services providers in Nextel's market areas, there are (and will in certain cases continue to be) differences between the services provided by Nextel and by cellular and/or PCS system operators and the performance of their respective systems. As a result of these differences, there can be no assurance that services provided on Nextel's Digital Mobile networks will be competitive with those available from other providers of mobile telephone services. As part of its marketing strategy, Nextel will continue to emphasize the benefits to its customers of obtaining an integrated package of services consisting of mobile telephone service, two-way dispatch, paging and alphanumeric short-messaging service, and in the future, data transmission. Neither PCS system operators nor cellular operators currently provide such integrated services, but recent FCC rulings permit cellular operators to offer two-way dispatch services. If either PCS system or cellular operators do provide two-way dispatch services in the future, Nextel's competitive advantage from using such a marketing strategy may be impaired.

     Nextel currently offers its mobile telephone customers the ability to "roam" among Nextel's existing Digital Mobile network market areas, which as of September 30, 1997, represented coverage of areas in which approximately 60% of the United States population lives or works. Accordingly, Nextel will not be able to provide roaming service comparable to that currently available from cellular operators, which have roaming agreements covering each other's markets throughout the United States, unless and until nationwide Digital Mobile networks build-out is substantially completed. Additionally, certain PCS operators throughout the United States have announced their intention to implement agreements to permit roaming among their markets. Moreover, the cellular systems in each of Nextel's markets, as well as in the markets in which Nextel expects to provide services in the future, have been operational for a number of years, currently service a significant subscriber base and typically have significantly greater financial and other resources than those available to Nextel. As is true for cellular operators, the interconnection of subscriber units with the public switched telephone network requires Nextel to purchase certain exchange and inter-exchange services from telephone companies and certain other common carriers.

     Subscriber units on the Digital Mobile networks are not compatible with cellular or PCS systems, and vice versa. This lack of interoperability may impede Nextel's ability to attract cellular or PCS subscribers or those new mobile telephone subscribers that desire the ability to access different service providers in the same market. Nextel currently markets a multi-function subscriber unit that is (and is likely to remain) significantly more expensive than analog handsets and is (and is likely to remain) somewhat more expensive than digital cellular or PCS handsets that do not incorporate a comparable multi-function capability. Accordingly, the prices expected to be charged to Nextel for the subscriber handsets to be used by Nextel's customers will be higher than those charged to operators for analog cellular handsets and may be higher than those charged to operators for digital cellular handsets. Nextel's multi-function subscriber units, however, are competitively priced compared to multi-function (mobile telephone service and alphanumeric short-text messaging) digital cellular and PCS handsets. During the transition to digital technology, certain participants in the United States cellular industry are offering subscriber units with dual mode (analog and digital) compatibility. Additionally, certain analog cellular system operators that directly or through their affiliates also are constructing and operating digital PCS systems, have announced their intention to make available to their customers dual mode/dual band (800 MHz cellular/1900 MHz PCS) subscriber units, to combine the enhanced feature set available on digital PCS systems within their digital service coverage areas with the broader wireless coverage area available on the analog cellular network. Nextel does not currently have comparable hybrid subscriber units available to its customers.

     There can be no assurances that existing analog SMR customers will be willing to invest in new subscriber equipment necessary to migrate to the Digital Mobile networks, nor can there be any assurance that a sufficient number of customers or potential customers of Nextel's Digital Mobile systems will be willing to accept system coverage limitations as a trade-off for the enhanced multi-function wireless communications package provided by the Company on its nationwide network. Over the past several years as the number of wireless communications providers in Nextel's market areas has increased, the prices of such providers' wireless service offerings to customers in those markets have generally been decreasing. The Company may encounter further market pressures to reduce its service offering prices to respond to particular short term, market specific situations (such as special introductory pricing packages that may be offered by new providers launching their service in a market) or to remain competitive in the event that wireless service providers generally continue to reduce the prices charged to their customers. Moreover, because many of the cellular operators and certain of the PCS operators in Nextel's markets have substantially greater financial resources than Nextel, such operators may be able to offer prospective customers equipment subsidies or discounts that are substantially greater than those, if any, that could be offered by Nextel and may be able to offer services to customers at prices that are below prices that Nextel is able to offer for comparable services. Thus, Nextel's ability to compete based on the price of subscriber units and service offerings will be limited. Nextel cannot predict the competitive effect that any of these factors, or any combination thereof, will have on Nextel. See
"-- Forward Looking Statements."

     Cellular operators and certain PCS operators and entities that have been awarded PCS licenses each control more spectrum than is allocated for SMR service in each of the relevant market areas. Each cellular operator is licensed to operate 25 MHz of spectrum and certain PCS licensees have been licensed for 30 MHz of spectrum in the markets in which they are licensed, while no more than
21.5 MHz is available in the 800 MHz band to all SMR systems, including Nextel's systems, in those markets. The control of more spectrum gives cellular operators and such PCS licensees the potential for more system capacity, and, therefore, more subscribers, than SMR operators, including Nextel. Nextel believes that it generally has adequate spectrum to provide the capacity needed on its Digital Mobile networks currently and for the reasonably foreseeable future. See
"-- Forward Looking Statements."

     Each of the markets in which Nextel's Digital Mobile networks operate or will operate is serviced by multiple other wireless communications service providers. In each of the markets where Nextel's Digital Mobile networks operate, Nextel may compete with the two established cellular licensees in such market and as many as six PCS licensees. The FCC has described PCS as a digital, wireless communications system consisting of a variety of new mobile and portable services and technologies, using small, lightweight units. PCS services may include portable, two-way voice, and data services. A substantial number of the entities that have been awarded PCS licenses are current cellular communications service providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources, subscriber bases and name recognition greater than Nextel. PCS operators will likely compete with Nextel in providing some or all of the services available through Nextel's Digital Mobile networks. Additionally, Nextel expects that existing cellular service providers, some of which have been operational for a number of years and have significantly greater financial and technical resources, subscriber bases and name recognition than Nextel, will continue to upgrade their systems to provide digital wireless communications services competitive with Nextel's Digital Mobile networks. Nextel also expects to face competition from other technologies and services developed and introduced in the future. Nextel cannot predict how these technologies will develop or what impact, if any, they will have on Nextel's ability to compete for wireless communications services customers. See "-- Forward Looking Statements."

     The Company currently anticipates that it will rely more heavily on indirect distribution channels to achieve greater market penetration for its digital wireless service offerings. As the Company expands its retail subscriber base through increased reliance on indirect distribution channels, the average revenue per subscriber unit may decrease.

  Ability to Manage Growth

     As a result of the commencement of Digital Mobile network service in certain markets and increased sales in markets in which Digital Mobile network services are provided, and, to a limited extent, acquisitions, the number of subscriber units in service on Nextel's Digital Mobile network has increased substantially over the past several years.

     The ability of Nextel to continue to add increasing numbers of subscribers on its Digital Mobile network is dependent on a variety of factors. Among the more important of such factors is Nextel's ability to successfully plan for additional system capacity in its market areas at levels adequate to accommodate anticipated new subscribers and the related increases in system usage. One important factor influencing system capacity is the amount of spectrum available to Nextel in a particular market area. Although Nextel intends to continue to pursue opportunities to acquire additional SMR spectrum in its market areas, Nextel believes that its present holdings of 800 MHz spectrum are generally adequate for the current and reasonably foreseeable operation of its Digital Mobile network.

     Additionally, Nextel requires that a sufficient quantity of cell sites, system infrastructure equipment, and subscriber units, of the appropriate models and types, be available to meet the demands and preferences of potential subscribers to the Digital Mobile network. To date, Nextel has been able to secure sufficient cell sites at appropriate locations in its markets to meet planned system coverage and capacity targets, and also has been able to obtain adequate quantities of base radios and other system infrastructure equipment from Motorola and other suppliers, and adequate volumes and mix of subscriber units and related accessories from Motorola, to meet subscriber and system loading rates. Although Nextel does not currently foresee (based on, among other factors, its scheduled system construction and expansion activities and its anticipated rates of customer and service usage growth) any significant supply problems in the near term, Motorola is the sole supplier of subscriber units and certain system infrastructure equipment and most of the related equipment required by the Company to construct and operate its Digital Mobile network, and there can be no assurance that such supply problems or related issues will not occur in the future.

     Nextel's ability to successfully add customers on its Digital Mobile network depends upon the adequacy and efficiency of its information systems, business processes, and related support functions. Nextel relies on its own fulfillment processes and related information system resources to accomplish tasks necessary to initiate service for prospective customers, such as identifying and provisioning from inventory appropriate subscriber units and desired accessories, programming subscriber units to support desired functions and features, registering subscriber units to appropriate authorized users of the Digital Mobile network, and setting up appropriate customer accounts and other billing records and data.

     Due to the multiple wireless service offering packages and the need to create customized applications (for instance, programming multiple talk groups for the Direct Connect service), the length of time from customer order to commencement of service (the "activation cycle") on the Digital Mobile network has been longer than the activation cycle typically encountered for "off the shelf" cellular and PCS wireless service offerings. The Company is continuing to take steps to refine, improve, and scale-up its customer and service information reporting, subscriber unit fulfillment, service activation, and billing systems and processes to meet the increased demands that have been experienced as a result of the increases in subscriber growth and Digital Mobile network wireless systems and service utilization that have occurred and are currently anticipated to continue. The Company also is exploring alternatives to shorten its Digital Mobile network activation cycle, such as "pre-programming" subscriber units with standardized talk groups and potential development with Motorola of an "over the air" programming capability for digital subscriber units. Finally, the Company's customer service functions must continue to improve the efficiency and speed of their processes to adequately respond to the needs of a growing customer base on the Digital Mobile network. Customer reliance on Nextel's customer service functions may increase as more Digital Mobile network customers are added through indirect distribution channels.

     There can be no assurance that the back-office and support systems and processes discussed above will achieve levels of capacity, or improvements in speed and efficiency, sufficient to meet actual or anticipated customer and network growth and demands, or will be able to do so on a timely basis. Any inability of the Company to timely meet Digital Mobile network capacity needs, to have access to suitable cell sites and infrastructure and subscriber equipment in any one or more of its market areas, or to develop when and as required improvements or expansions to its systems and processes adequate to meet desired levels of customer activation and demand for wireless services on the Digital Mobile network could decrease or postpone subscriber growth, thereby adversely affecting Nextel's revenues, business and prospects. See "-- Forward Looking Statements."

  Reliance on One Principal Supplier in Implementation of Digital Mobile
Networks

     Pursuant to existing equipment purchase agreements first entered into in 1991, as subsequently amended (such equipment purchase agreements, as amended, being referred to herein as the "Equipment Purchase Agreements"), between Nextel and Motorola, Motorola provides the iDEN infrastructure and subscriber handset equipment to Nextel throughout its markets. Nextel expects that it will need to rely on Motorola for the manufacture of a substantial portion of the equipment necessary to construct its Digital Mobile networks and handset equipment for the foreseeable future. The Equipment Purchase Agreements include a commitment from Nextel to purchase from Motorola a significant amount of system infrastructure equipment. Nextel has, among other things, agreed (subject to certain conditions) to purchase and install iDEN equipment during the four-year and six-year periods beginning on August 4, 1994 sufficient to cover 70% and 85%, respectively, of the United States population. In addition, subject to the applicable terms and conditions under the Second Equipment Agreement Amendment, Nextel has agreed to deploy Reconfigured iDEN technology and, until August 4, 1999 and subject to certain conditions, to purchase from Motorola at least 50% of the base radios Nextel purchases in any calendar year. See "-- Success of Nextel is Dependent on its Ability to Compete" and "-- Forward Looking Statements." Such commitments are in addition to amounts purchased from Motorola or for which Nextel or companies acquired by Nextel had placed orders with Motorola prior to August 4, 1994, which orders have become obligations of Nextel.

     The Second Equipment Agreement Amendment limits Nextel's ability to deploy a "Switch in Technology" which, under the Second Equipment Agreement Amendment, is defined to mean a decision by Nextel before August 4, 1999 to install and use digital radio frequency technology as an alternative to iDEN on more than 25% of its SMR channels in the 806-824 MHz band in one or more of its top 20 domestic markets, or the utilization by Nextel of any of its SMR channels for voice interconnect on certain United States cellular and/or PCS radio telephony standards. Nextel may not implement such a Switch in Technology unless (i) Nextel determines that the iDEN or Reconfigured iDEN equipment fails to meet certain performance specifications established in the Second Equipment Agreement Amendment, which failure materially adversely affects the commercial viability of the technology to provide reliable services as intended by Motorola and Nextel, and Motorola does not cure such failure within six months after receiving notice thereof, or (ii) Nextel or the McCaw Investor offers to acquire the remainder of Motorola's shares of Common Stock at a per share price of at least 110% of the average of the closing prices of the Common Stock over the 30 trading days preceding the public announcement by Nextel of the decision to implement such a Switch in Technology. In either case, if Motorola manufactures (or elects to manufacture) the alternate technology Nextel elects to deploy, Nextel must purchase 50% of its infrastructure requirements and 25% of its subscriber equipment requirements from Motorola for three years, provided such equipment is competitive in price and performance to the equipment utilizing or incorporating such alternate technology then offered by other manufacturers.

     It is expected that for the next few years of Digital Mobile network operations by Nextel, Motorola and competing manufacturers who are licensed by Motorola will be the only manufacturers of subscriber equipment that is compatible with Nextel's Digital Mobile networks. The Equipment Purchase Agreements between Nextel and Motorola first entered into in 1991, as subsequently amended by, among others, the amendment entered into in connection with the Motorola Transaction (the "Prior Equipment Agreement Amendment") provide for the licensing by Motorola of interfaces relating to infrastructure and subscriber equipment and of additional manufacturers for subscriber equipment. In connection with the Second Equipment Agreement Amendment, Motorola further agreed to negotiate to enter into licenses with at least one alternative manufacturer of iDEN infrastructure equipment. Currently, however, there are no arrangements in effect with any additional manufacturers to supply Nextel with alternative sources for either iDEN system infrastructure or subscriber equipment.

  Nextel's Prospects Are Dependent on Governmental Regulation

     The licensing, operation, acquisition, and sale of Nextel's SMR businesses are regulated by the FCC. FCC regulations have undergone significant changes during the last three years and continue to evolve as new FCC rules and regulations are adopted pursuant to the Omnibus Budget Reconciliation Act of 1993 and the Telecommunications Act of 1996. Nextel's ability to conduct its business is dependent, in part, on its compliance with FCC rules and regulations. Future changes in regulations or legislation affecting Digital Mobile network service and Congress' and the FCC's recent allocation of additional Commercial Mobile Radio Services spectrum could materially adversely affect Nextel's business. See "-- Forward Looking Statements."

  Nextel's Assets Primarily Consist of Intangible FCC Licenses

     Nextel's assets consist primarily of intangible assets, principally FCC licenses, the value of which will depend significantly upon the success of Nextel's business and the growth of the SMR and wireless communications industries in general. In the event of default on indebtedness or liquidation of Nextel, there can be no assurance that the value of these assets will be sufficient to satisfy its obligations. Nextel had a net tangible book value deficit of approximately $1,829,581,000 as of September 30, 1997.

  Nextel Susceptible to Control by Significant Stockholders

     Based on securities ownership information relating to Nextel as of September 30, 1997, giving effect to the November 1997 amended Schedule 13D filings by Craig O. McCaw and Wendy P. McCaw, and giving effect (on such date) to the conversion of the outstanding shares of Nextel's preferred stock and Class B Non-Voting Common Stock, par value $0.001 per share (the "Non-Voting Common Stock"), and the exercise in full of (i) two separate options held by the McCaw Investor exercisable for periods of four and six years, respectively, from July 28, 1995, to acquire an aggregate of up to 15,082,722 shares of Common Stock at exercise prices ranging from $18.50 to $21.50 per share (the "McCaw Options"), (ii) the option held by Eagle River, Inc., an affiliate of the McCaw Investor ("Eagle River"), to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $12.25, which option vests over a five-year period from April 4, 1995 (the "Incentive Option"), (iii) the New Option issued to an affiliate of Mr. McCaw to acquire 15,000,000 shares at $16.00 per share and 10,000,000 shares at $18.00 per share prior to July 29, 1998, (iv) the options granted on July 28, 1995 to the McCaw Investor by Motorola to purchase up to 5,430,803 shares of Common Stock over a six-year period, and (v) a warrant held by Motorola to purchase 2,890,000 shares of Common Stock, entities controlled by the McCaw Investor would hold approximately 25.2% and Motorola would hold approximately 15.6% of the Common Stock that would be outstanding as of such date.

     In connection with the consummation of the McCaw Transaction and pursuant to the Securities Purchase Agreement dated as of April 4, 1995, as amended, among Nextel, the McCaw Investor and Mr. McCaw (the "McCaw Securities Purchase Agreement"), the McCaw Investor has the right to designate not less than 25% of the Board of Directors of Nextel. Additionally, the McCaw Investor is entitled to have a majority of the members of the Operations Committee of the Board of Directors selected from the McCaw Investor's representatives on the Board of Directors. The Operations Committee has the authority to formulate key aspects of Nextel's business strategy, including decisions relating to the technology used by Nextel (subject to existing equipment purchase agreements), acquisitions, the creation and approval of operating and capital budgets and marketing and strategic plans, approval of financing plans, endorsement of nominees to the Board of Directors and committees thereof and nomination and oversight of certain executive officers. As a result, based upon the McCaw Investor's stock ownership position, as well as its ability to designate at least 25% of the members of the Board of Directors and control the Operations Committee, the McCaw Investor is in a position to exert significant influence over Nextel's affairs. The Board of Directors retains the authority to override actions taken or proposed to be taken by the Operations Committee, subject, in certain circumstances, to certain financial consequences. The creation and existence of the Operations Committee does not change the normal fiduciary duties of the Board of Directors, including fiduciary duties in connection with any proposal to override any action of or to terminate the Operations Committee, whether or not such action would give rise to such financial consequences. Although Motorola is entitled to nominate two directors to the Board of Directors, presently only one person designated by Motorola is a Nextel director. Pursuant to an amendment to the Agreement and Plan of Contribution and Merger dated as of April 4, 1995, by and among Nextel, Motorola and certain subsidiaries of Motorola (the "Motorola Amendment"), Motorola has agreed to support the decisions and recommendations of the Operations Committee and to vote the shares of Common Stock held by it accordingly, subject to (i) the right of any Motorola-designated Nextel directors to vote in a manner consistent with their fiduciary duties and (ii) the right of Motorola to vote its shares as it determines necessary with respect to issues that conflict with Motorola's corporate ethics or that present conflicts of interest, or in order to protect the value or marketability of the shares of Common Stock held by it.

     Based upon their respective ownership positions, if the McCaw Investor and Motorola chose to act together, such parties could have a sufficient voting interest in Nextel, among other things, to (i) exert effective control over the approval of amendments to the Certificate of Incorporation, mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote, (ii) defeat a takeover attempt, and (iii) otherwise control whether particular matters are submitted for a vote of the stockholders of Nextel. Although Motorola has made certain commitments as described in the last sentence of the preceding paragraph, Nextel is not aware of any current agreements among the McCaw Investor and Motorola with respect to the ownership or voting of Common Stock and neither Motorola nor the McCaw Investor has indicated to Nextel that it has any present intention to seek to exercise such control. Pursuant to the McCaw Securities Purchase Agreement, the McCaw Investor has agreed that it will not vote for any nominee to the Board of Directors other than persons it is entitled to designate under the terms of the securities it owns or of the McCaw Securities Purchase Agreement. Upon request of Nextel, the McCaw Investor has also agreed to cause shares of Common Stock, the voting of which is controlled by it or its affiliates, to be voted in a manner proportionate to the votes of other holders of Common Stock in the election of directors so designated by the Board of Directors.

     Each of the McCaw Investor and Motorola has and (subject to the terms of applicable agreements between such parties and Nextel) may have an investment or interest in entities that provide wireless telecommunications services that could potentially compete with Nextel. Under the McCaw Securities Purchase Agreement, the McCaw Investor, Mr. McCaw and their Controlled Affiliates (as defined in the McCaw Securities Purchase Agreement) may not, for a period of time after consummation of the McCaw Transaction, participate in other two-way terrestrial-based mobile wireless communications systems in the region that includes any part of North America or South America unless such opportunities have first been presented to and rejected by Nextel in accordance with the provisions of the McCaw Securities Purchase Agreement. Such limitation is subject to certain limited exceptions, including certain existing securities holdings and relationships (and expressly including Mr. McCaw's investment in AT&T Corp. ("AT&T") resulting from AT&T's acquisition of McCaw Cellular Communications, Inc., which investment may not exceed 3% of the outstanding stock of AT&T). Such restrictions terminate on the later to occur of July 28, 2000 or one year after the termination of the Operations Committee. See
"-- Potential Conflict of Interest Relationship with Motorola."

  Commitments to Issue Additional Common Stock May Impair Ability to Raise
Capital

     As indicated elsewhere in this Prospectus, Nextel has commitments, and from time to time may enter into additional commitments, to issue a substantial number of new shares of Common Stock. The shares that are subject to such issuance commitments, to a large degree, either will be issued in registered transactions and thus will be freely tradeable or will be subject to grants of registration rights which, if and when exercised, would result in such shares becoming freely tradeable. Nextel has also granted registration rights with respect to a significant number of its outstanding shares, including shares of Common Stock issuable upon conversion of securities issued in the Motorola Transaction and the McCaw Transaction. The exercise of registration rights by persons entitled thereto would permit such persons to sell such shares without regard to the limitations of Rule 144 under the Securities Act. An increase in the number of shares of Common Stock that will become available for sale in the public market may adversely affect the market price of Common Stock and, as a result, could impair Nextel's ability to raise additional capital through the sale of its equity securities.

  Potential Conflict of Interest Relationship With Motorola

     Motorola and its affiliates have and currently are engaged in wireless communications businesses, and may in the future engage in additional such businesses, which are or may be competitive with some or all of the services offered by Nextel's Digital Mobile networks, although the Motorola Land Mobile Products Sector ("Motorola LMPS") may not, prior to July 28, 1998, make use (with certain limited exceptions) of the customer lists conveyed by Motorola to ESMR in connection with the Motorola Transaction to solicit subscribers for any 800 MHz SMR commercial mobile voice business owned or managed by Motorola LMPS in the continental United States. Pursuant to the Second Equipment Agreement Amendment, Motorola has agreed that until July 1998, Motorola LMPS will not solicit other iDEN customers and neither Motorola LMPS nor Motorola's credit corporation subsidiary will make any equity investment in, or provide equipment/vendor financing to, certain iDEN customers with respect to purchases of iDEN equipment.

     In light of the competitive posture of Motorola, Nextel and Motorola have agreed that any information relating to Nextel's business plans and projections will be used by Motorola only for purposes of ensuring compliance with Nextel's obligations under the various equipment purchase agreements and financing agreements between Nextel and Motorola. Motorola has designated one director to the Board of Directors and, hence, such director has access to Nextel's business plans subject to certain confidentiality restrictions.

     Although Nextel believes that its equipment purchase and financing relationship with Motorola has been structured to reflect the realities of purchasing and borrowing from a competitor, there can be no assurance that the potential conflict of interest will not adversely affect Nextel in the future. Moreover, Motorola's role as a significant stockholder of Nextel, in addition to its role as a major creditor and supplier, also creates potential conflicts of interest, particularly with regard to significant transactions.

  Concerns About Mobile Communications Health Risk May Affect Prospects of
Nextel

     Allegations have been made, but not proven, that the use of portable mobile communications devices may pose health risks due to radio frequency emissions from such devices. Studies performed by wireless telephone equipment manufacturers have investigated these allegations, and a major industry trade association and certain governmental agencies have stated publicly that the use of such phones poses no undue health risk. The actual or perceived risk of mobile communications devices could adversely affect Nextel through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

RISK FACTORS RELATED TO EXCHANGE SENIOR NOTES AND EXCHANGE OFFER

  Ability of Nextel to Pay Cash Interest and Other Cash Amounts in Respect of the Notes

     Cash interest will not accrue on the Notes prior to October 31, 2002 and thereafter will be payable semi-annually on April 30 and October 31 of each year, commencing April 30, 2003 at a rate of 9.75% per annum. The Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement limit the amount of cash available to make dividends, loans, and cash distributions to Nextel from Nextel's subsidiaries that operate Digital Mobile networks in Nextel's domestic markets, and provisions contained in certain financing arrangements to which Nextel International and its subsidiaries are parties operate to restrict transfers of funds between Nextel International and its subsidiaries and the Company, so that, while such restrictions are in place, any profits generated by such subsidiaries will not be available to Nextel for, among other purposes, payment of cash interest on the Notes. There can be no assurance that Nextel's existing or future financing agreements will permit Nextel to obtain access to sufficient sums to make cash interest payments when required on the Notes. In the event that any of Nextel's financing agreements limit Nextel's ability to pay cash interest on the Notes when required, Nextel will need to refinance amounts outstanding under such agreements to make such cash interest payments. There can be no assurance that Nextel will be able to refinance amounts outstanding under such financing agreements. The failure of Nextel to pay cash interest on the Notes when required could result in a Default (as defined herein) under the Indenture, and also could result in parallel defaults under the other Nextel Indentures and Nextel's other debt agreements, including the agreements relating to the Bank and Vendor Credit Facilities and the Second Vendor Financing Agreement. The successful implementation of Nextel's strategy, including the accelerated roll out of the Digital Mobile networks, obtaining and retaining a significant number of subscribers and increasing market share, and achieving significant and sustained growth in the Company's revenues and earnings from operations are necessary for the Company to be able to meet the cash interest and other payment requirements in respect of its indebtedness, including the Notes. There can be no assurance that the Company will be able to successfully implement its strategy or that the Company will generate sufficient cash flow to meet such cash interest and other payment requirements. If sufficient funds to meet such cash interest and other payment requirements are not generated by the Company's operations, Nextel may need to seek additional financing or refinance some or all of its existing or future financing, including the Notes. There can be no assurance that the Company will be able to obtain such financing or refinancing on acceptable terms, or at all. See "-- Dependence of Company on Subsidiaries for Cash to Pay Interest on and for Repayment of Notes" and "Description of Exchange Senior Notes."

  Dependence of Company on Subsidiaries for Cash to Pay Interest on and for Repayment of the Notes

     Because substantially all of the operations of the Company are conducted through subsidiaries, the Company's cash flow and, consequently, its ability to pay interest in cash and to service its debt, including the Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to Nextel in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the terms of the Notes or to make cash available for such purpose. The Bank Credit Agreement, the Vendor Credit Agreement, and the Second Vendor Financing Agreement currently impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to Nextel from Nextel's subsidiaries that operate Digital Mobile networks in Nextel's market areas in the United States. Similarly, the NI Indenture contains certain restrictive covenants that impose, and financing arrangements to be entered into by Nextel International and the entities in which Nextel International holds investments are expected to contain certain restrictive covenants that impose, restrictions on dividends, loans, advances, and other payments to Nextel by Nextel International and such subsidiaries. Accordingly, while such limitations are in place, profits generated by such subsidiaries may not be available to Nextel (whether in the form of loans, dividends or otherwise) for, among other purposes, the payment of cash interest on the Notes or any amounts due pursuant to the terms of the Notes. The Notes and the Indenture permit the Company and its subsidiaries to enter into financing arrangements in the future, which may impose restrictions on dividends, loans, advances, and other payments by those subsidiaries. The Bank Credit Agreement, the Vendor Credit Agreement, the Second Vendor Financing Agreement, the Nextel Indentures, and the Certificate of Designation relating to the Series D Preferred Stock each contain certain restrictive covenants applicable to the Company and certain of its subsidiaries, such as a limitation on debt that may be incurred by the Company and its restricted subsidiaries, that may limit the Company's ability to borrow funds to pay any amounts due pursuant to the Notes, which may operate to restrict or prohibit the payment of amounts of cash interest or other amounts that the Company may be required to pay on the Notes, even if sufficient funds for that purpose otherwise could be borrowed by the Company. See "-- Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk."

  Effect of Holding Company Structure

     Because the Company is a holding company that conducts its business through its subsidiaries, all existing and future liabilities of the Company's subsidiaries, including borrowings under the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement, indebtedness evidenced by the NI Notes and trade payables, will be effectively senior to the Notes. As of September 30, 1997, the Company's subsidiaries had outstanding indebtedness and trade payables and other accrued liabilities of approximately $1,793,577,000. Borrowings under the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement are secured by liens on assets of Nextel's restricted subsidiaries.

Borrowings by Nextel International or its subsidiaries or affiliates under any bank or vendor credit facilities that such entities may enter into from time to time likewise may be secured by liens on assets of Nextel International or of such subsidiaries and affiliates, and may be guaranteed by such entities as well. See "-- Risk Factors Relating to Nextel -- Nextel to Require Additional Financing."

     The Notes and the Indenture permit the incurrence of additional indebtedness by the Company and its subsidiaries. Additional indebtedness of the Company may rank pari passu with or subordinate to the Notes, while additional indebtedness of the subsidiaries effectively will rank senior to the Notes. The Company's subsidiaries will have no obligation to pay amounts due under the Notes. Earnings generated by any of the Company's subsidiaries, as well as the existing assets of each such subsidiary, will be used by such subsidiary to fulfill its own direct debt service requirements, particularly where the collateral security mechanisms associated with the debt agreements of such subsidiary may restrict its ability to pay dividends or to make loans, advances or other distributions to the Company or where the debt of such subsidiary may be secured by its assets. See "-- Dependence of Company on Subsidiaries for Cash to Pay Interest on and for Repayment of Notes" and "-- Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk."

  Effect of Substantial Existing and Additional Indebtedness; Refinancing Risk

     At September 30, 1997, the Company had approximately $4,242,498,000 of long-term debt, including current portion, of which approximately $2,725,801,000 is represented by the Old Senior Notes and the September Notes. The Private Notes, at the date of their issuance, evidenced approximately $699,997,000 in long term debt. The accretion of original issue discount on the Nextel Notes will cause an increase in recorded liabilities from September 30, 1997 of approximately $1,262,462,000. Cash interest payments will commence with respect to the Old Senior Notes beginning in 1999. The Bank Credit Agreement, the Vendor Credit Agreement, the Second Vendor Financing Agreement, the Certificate of Designation relating to the Series D Preferred Stock, and the Nextel Indentures each limit, but do not prohibit, the incurrence of additional indebtedness by the Company and certain of its subsidiaries. The Company anticipates that it and its subsidiaries will incur substantial additional indebtedness in the future in connection with the construction of its Digital Mobile networks and funding cash flow deficits, including additional borrowings pursuant to the terms of the Bank Credit Facility, the Vendor Credit Facility, and the Second Vendor Financing Agreement.

     The level of the Company's and its subsidiaries' indebtedness could have important consequences to the holders of the Notes, including the following: (i) the debt service requirements of any additional indebtedness could make it more difficult for the Company to make payments of cash interest and other amounts on the Notes; (ii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on its indebtedness and other obligations, and will not be available for use in its business; (iii) the level of indebtedness and related cash debt service needs could limit the Company's flexibility in planning for, or reacting to, changes in its business; (iv) the Company is expected to be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness and related cash debt service needs will make it more vulnerable in the event of a downturn in its business.

     The Old Senior Notes, the September Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, and the Second Secured Borrowings will mature prior to the maturity of the Notes. In addition, cash interest on the Old Senior Notes must be paid beginning in 1998, cash dividends on the Series D Preferred Stock must be paid beginning in 2002 and cash interest on the September Notes must be paid beginning March 15, 2003. The Company expects that it may be necessary to refinance the Old Senior Notes, the September Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, and the Second Secured Borrowings at their respective maturities. The Company's ability to refinance its indebtedness will depend, among other factors, on its financial condition at the time of the refinancing, the restrictions contained in the instruments governing its other indebtedness then outstanding, and other factors beyond the Company's control, including market conditions. There can be no assurance that the Company will be able to refinance the Old Senior Notes, the September Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, or the Second Secured Borrowings. If the Old Senior Notes, the September Notes, the NI Notes, the Bank Credit Facility, the Vendor Credit Facility, or the Second Secured Borrowings cannot be refinanced, payments required to be made on the Notes may be effectively prohibited, which in turn may cause a default under the Notes and the Indenture, and under the Company's other outstanding indebtedness (including the Old Senior Notes, the September Notes, the Old Indentures, and the September Indenture) and the Company may not, in such circumstances, be able to meet its obligations on the Notes or under the Indenture. In addition, the terms of the Indenture do not prohibit dividends, penalties, or other mandated payments, including mandatory repurchases, on or of the Company's preferred stock.

 Original Issue Discount May Have Unfavorable Tax and Other Legal Consequences for Holders of Exchange Senior Notes and the Company

     The Private Notes were issued at a substantial discount from their principal amount at maturity. The Exchange Senior Notes should be treated as a continuation of the Private Notes. Consequently, holders of the Exchange Senior Notes should be aware that, although cash interest will not accrue on the Exchange Senior Notes prior to October 31, 2002, and there will be no periodic payments of cash interest on the Exchange Senior Notes prior to April 30, 2003, original issue discount will accrue from the issue date of the Private Notes and will be includible as interest income periodically (including for periods ending prior to October 31, 2002) in a holder's gross income for United States Federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the United States Federal income tax consequences to the holders of the Exchange Senior Notes regarding the ownership and disposition of the Exchange Senior Notes.

     If a bankruptcy case is commenced by or against Nextel under the United States Bankruptcy Code after the issuance of the Exchange Senior Notes, the claim of a holder of Exchange Senior Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

  Absence of Public Market

     The Exchange Senior Notes are a new issue of securities for which there is currently no active trading market. If any such securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon the liquidity of such securities, the market for similar securities, and other factors, including general economic conditions and the financial condition, performance of, and prospects for the Company. The Private Notes were sold pursuant to an exemption from registration under applicable securities laws and are subject to certain transfer restrictions; accordingly, no public trading market for the Private Notes has developed.

  Failure to Exchange Private Notes

     The Exchange Senior Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Senior Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company are under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or that are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and will not retain any rights to registration. See "The Exchange Offer -- Consequences of Failure to Exchange." In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Senior Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Private Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Senior Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited number of Private Notes that are expected to remain outstanding following the Exchange Offer. See "Plan of Distribution" and "The Exchange Offer."

FORWARD LOOKING STATEMENTS

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in the foregoing "Risk Factors" section of this Prospectus that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel's actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the foregoing "Risk Factors" section, including, but not limited to, general economic conditions in the geographic areas and occupational market segments that Nextel is targeting for its Digital Mobile network service, the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand, the success of efforts to improve and satisfactorily address any issues relating to Digital Mobile system performance, the successful nationwide deployment of the Reconfigured iDEN technology, the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the Digital Mobile network business, Nextel's ability to timely and successfully accomplish required scale-up of its billing, customer care and similar back-room operations to keep pace with customer growth and increased system usage rates, access to sufficient debt or equity capital to meet Nextel's operating and financing needs, the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and PCS service, future legislative or regulatory actions relating to SMR services, other wireless communications services or telecommunications generally and other risks and uncertainties described from time to time in Nextel's reports filed with the Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On October 22, 1997, the Company sold $1,129,100,000 in principal amount at maturity of the Private Notes in a private placement through the Placement Agents to a limited number of "Qualified Institutional Buyers" and "Institutional Accredited Investors" (as such terms are defined under the Securities Act) (collectively, the "Purchasers"). In connection with the sale of the Private Notes, the Company and the Placement Agents entered into the Registration Rights Agreement that requires the Company, among other things, to use its best efforts to file with the Commission a registration statement under the Securities Act covering the offer by the Company to exchange all of the Private Notes for the Exchange Senior Notes and to cause such registration statement to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of that registration statement, to offer each Holder of the Private Notes the opportunity to exchange such Private Notes for an equal principal amount at maturity of Exchange Senior Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Registration Statement has been filed with the Commission, and the Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offer means any person in whose name Private Notes are registered on the Company's books or any other person who has obtained a properly completed assignment from the registered holder.

     In order to participate in the Exchange Offer, a Holder must represent to the Company, among other things, that (i) the Exchange Senior Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Senior Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Senior Notes, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes, and (iv) neither the Holder nor any such other person is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company. In exchange for properly tendered Private Notes, the Exchange Senior Notes will be issued without a restrictive legend and may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act.

RESALE OF THE EXCHANGE SENIOR NOTES

     Based on a previous interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), the Morgan Stanley Letter, "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991), and "K-III Communications Corp." (available May 14, 1993), the Company believes that the Exchange Senior Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by any Holder of such Exchange Senior Notes (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes. Any Holder who tenders in the Exchange Offer with the intention of participating in a distribution of the Exchange Senior Notes cannot rely on such interpretation by the staff of the Commission as set forth in the Morgan Stanley Letter and other similar letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that the Company's belief regarding resale is inaccurate, Holders of the Exchange Senior Notes who transfer Exchange Senior Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify Holders against such liability. The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, Holders of Private Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Each broker-dealer that receives Exchange Senior Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. In order to facilitate the disposition of Exchange Senior Notes by Participating Broker-Dealers, the Company has agreed, subject to certain conditions, to make this Prospectus, as it may be amended or supplemented from time to time, available for delivery by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act. The Company is obligated to deal with only one entity representing Participating Broker-Dealers (the "Representative"), which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as the Representative. Accordingly, any Holder that is a Participating Broker-Dealer must notify the Representative at the telephone number set forth in the Letter of Transmittal and comply with the procedures for Participating Brokers-Dealers. Among other things, the Representative is required to confirm with the Company on a weekly basis that the Prospectus is available. Accordingly, Participating Broker-Dealers will be required to confirm such availability with the Representative on a weekly basis. Pursuant to the Registration Rights Agreement, the Company is not required to amend or supplement the Prospectus for a period exceeding 90 days after the Expiration Date except in certain circumstances involving the suspension of the use thereof by the Company. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Senior Notes to be received in the Exchange Offer. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

     As of the date of this Prospectus, $1,129,100,000 in principal amount at maturity of the Private Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the Private Notes on the date hereof. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer; however, Holders of the Private Notes must tender their certificates therefor or cause their Private Notes to be tendered by book-entry transfer prior to the Expiration Date to participate.

     The form and terms of the Exchange Senior Notes will be the same as the form and terms of the Private Notes except that the Exchange Senior Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. Following consummation of the Exchange Offer, all rights under the Registration Rights Agreement accorded to holders of Private Notes, including the right to receive additional incremental interest on the Private Notes to the extent and in the circumstances specified therein, will terminate.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder. Private Notes that are not tendered for exchange under the Exchange Offer will remain outstanding and will be entitled to the rights as set forth in the Indenture. Any Private Notes not tendered for exchange will not retain any rights under the Registration Rights Agreement and will remain subject to certain transfer restrictions. See "-- Consequences of Failure to Exchange."

     The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the Exchange Senior Notes from the Company. If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein, or otherwise, certificates for any such unaccepted Private Notes will be returned (or, in the case of Private Notes tendered by book-entry transfer, such unaccepted Private Notes will be credited to an account maintained at DTC), without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date. See "-- Procedures for Tendering."

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date," shall mean 5:00 p.m., New York City time on
                    , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension, or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner consistent with the Registration Rights Agreement. Any such delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment, or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Private Notes properly tendered and will issue the Exchange Senior Notes promptly after acceptance of the Private Notes. See "-- Conditions" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Private Notes for exchange when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of the Exchange Senior Notes for Private Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Private Notes or a timely Book-Entry Confirmation of such Private Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, the Holder withdraws such previously tendered Private Notes, or if Private Notes are submitted for a greater principal amount of Private Notes than the Holder desires to exchange, then such unaccepted, withdrawn or portion of non-exchanged Private Notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the Exchange Offer (or, in the case of Private Notes tendered by book-entry transfer, such unaccepted, withdrawn or portion of non-exchanged Private Notes, as appropriate, will be credited to an account maintained with DTC) without expense to the tendering Holder thereof.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to exchange any Exchange Senior Notes for any Private Notes and may terminate the Exchange Offer before the acceptance of any Private Notes for exchange, if:

          (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any interpretation of any existing law, statute, rule or regulation is issued by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (iii) any governmental approval or approval by Holders of the Private Notes has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering Holders (or, in the case of Private Notes tendered by book-entry transfer, credit such Private Notes at an account maintained with DTC), (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Private Notes to withdraw their tendered Private Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to the Expiration Date.

     The tender by a Holder of Private Notes that is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY

REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its Private Notes should contact the registered Holder promptly and instruct such registered Holder to tender such Private Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender its Private Notes on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed assignment from the registered Holder. The transfer of registered ownership of Private Notes may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Private Notes.

     If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Private Notes, and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Private Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth above under "-- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each Holder will represent to the Company that, among other things, (i) the Exchange Senior Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Senior Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Senior Notes, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes, and (iv) neither the Holder nor any such other person is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company. If the Holder is a Participating Broker-Dealer that will receive Exchange Senior Notes for such Holder's own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such Holder will be required to acknowledge in the Letter of Transmittal that such Holder will deliver a prospectus in connection with any resale of such Exchange Senior Notes and otherwise agree to comply with the procedures described above under "-- Resale of the Exchange Senior Notes"; however, by so acknowledging and delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     In all cases, issuance of Exchange Senior Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Private Notes or a timely Book-Entry Confirmation of such Private Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal, and all other required documents. If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are submitted for a greater principal amount of Private Notes than the Holder desires to exchange, such unaccepted or portion of non-exchanged Private Notes will be returned as promptly as practicable after the expiration or termination of the Exchange Offer (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such unaccepted or portion of non-exchanged Private Notes will be credited to an account maintained with DTC) without expense to the tendering Holder thereof.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes at DTC for the purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date (unless the Holder complies with the guaranteed delivery procedures described below).

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (x) whose Private Notes are not immediately available or (y) who cannot deliver their Private Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (i) The tender is made through an Eligible Institution;

          (ii) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry

     Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (iii) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"),
(ii) identify the Private Notes to be withdrawn (including the certificate number(s)), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Exchange Agent register the transfer of such Private Notes in the name of the person withdrawing the tender, and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Senior Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Any Private Notes that have been tendered but that are not accepted for payment will be returned to the Holder thereof (or, in the case of Private Notes tendered by book-entry transfer, will be credited to an account maintained with DTC), without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement accorded to Holders of Private Notes will terminate upon the consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period not to exceed 90 days after the Expiration Date, to provide copies of the latest version of this Prospectus to any broker-dealer that requests copies of such Prospectus for use in connection with any resale by such broker-dealer of Exchange Senior Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Senior Notes."

EXCHANGE AGENT

     Harris Trust and Savings Bank has been appointed Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal, and requests for copies of the Notice of Guaranteed Delivery with respect to the Private Notes should be addressed to the Exchange Agent as follows:

     By Hand or Overnight Courier:
      Harris Trust and Savings Bank
      c/o Harris Trust Company of New York
      88 Pine Street
      19th Floor
      New York, New York 10005

     By Registered or Certified Mail:
      Harris Trust and Savings Bank
      c/o Harris Trust Company of New York
      P.O. Box 1010
      Wall Street Station
      New York, New York 10268-1010

      By Telephone (to confirm receipt of facsimile): (212) 701-7624

      By Facsimile (for Eligible Institutions only):    (212) 701-7636

FEES AND EXPENSES

     The expenses of soliciting tenders in connection with the Exchange Offer will be paid by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $225,000. Such expenses include registration fees, fees and expenses of the Exchange Agent, accounting and legal fees, and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Private Notes pursuant to the Exchange Offer. If, however, certificates representing Private Notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of Private Notes tendered, or, if tendered, the certificates representing Private Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such transfer taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Senior Notes pursuant to the Exchange Offer will not retain any rights under the Registration Rights Agreement and will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged, or otherwise transferred except (i) to Nextel or any subsidiary thereof, (ii) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act,

(iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (v) to "institutional accredited investors" in a transaction exempt from the registration requirements of the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The Exchange Senior Notes will be recorded at the same carrying value as the Private Notes, as reflected in the Company's accounting records on the date of the exchange. The expenses of the Exchange Offer will be amortized over the term of the Exchange Senior Notes.

TAX CONSEQUENCES

     For a description of certain United States Federal income tax consequences to holders of Private Notes tendering in the Exchange Offer, see "Certain United States Federal Income Tax Consequences."

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1997 (the "Ownership Date"), the amount and percentage of shares of each class of Nextel's capital stock that are deemed under the rules of the Commission to be "beneficially owned" by (i) each director of Nextel (except that the table reflects the November 1997 amended Schedule 13D filings by Craig O. McCaw and Wendy P. McCaw), (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of Nextel for the year ended December 31, 1996, who continued to be executive officers of Nextel at the Ownership Date, (iii) all directors and executive officers of Nextel as a group and (iv) each person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) known by Nextel to be the beneficial owner of more than five percent of the outstanding shares of each class of Nextel's capital stock.

                                        TITLE OF CLASS OF THE
                                          COMPANY'S CAPITAL      AMOUNT AND NATURE OF      APPROXIMATE %
      NAME OF BENEFICIAL OWNER                  STOCK           BENEFICIAL OWNERSHIP(1)     OF CLASS(2)
-------------------------------------   ---------------------   -----------------------    -------------
Daniel F. Akerson....................   Class A Common Stock              200,000(3)           *
Morgan E. O'Brien....................   Class A Common Stock              926,476(4)           *
Keith J. Bane........................   Class A Common Stock                   --(5)           *
Frank M. Drendel.....................   Class A Common Stock               10,167(6)           *
Timothy M. Donahue...................   Class A Common Stock               76,000(7)           *
William E. Conway, Jr................   Class A Common Stock               96,325(8)           *
Craig O. McCaw.......................   Class A Common Stock           77,658,786(9)            24.0
Keisuke Nakasaki.....................   Class A Common Stock                   --(10)          *
Masaaki Torimoto.....................   Class A Common Stock                   --(11)          *
Dennis M. Weibling...................   Class A Common Stock           77,658,786(12)           24.0
Robert S. Foosaner...................   Class A Common Stock              242,000(13)          *
All directors and executive officers
  as a group (18 persons)............   Class A Common Stock           79,476,221(14)           24.5

5% STOCKHOLDERS (NOT LISTED ABOVE)
Motorola, Inc. ......................   Class A Common Stock           58,890,000(15)           20.6
1303 East Algonquin Road                Class B Common Stock           17,830,000              100.0
Schaumburg, Illinois 60196

Digital Radio, L.L.C. ...............   Class A Common Stock           52,258,786(16)           17.5
2300 Carillon Point                     Class A Preferred Stock         7,905,981              100.0
Kirkland, Washington 98033              Class B Preferred Stock                82              100.0

Option Acquisition, L.L.C. ..........   Class A Common Stock           25,000,000(17)            8.1
2300 Carillon Point
Kirkland, Washington 98033

Putnam Investments, Inc. ............   Class A Common Stock           15,340,145(18)            5.4
1 Post Office Square
Boston, Massachusetts 02109

Wendy P. McCaw.......................   Class A Common Stock           14,824,937(19)            5.2
c/o Lasher, Holzapfal, Sperry &
  Ebberson, PLLC
2600 Two Union Square
601 Union Street
Seattle, Washington 98101

---------------
  *  Less than one percent (1%).

 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial

                                         (Footnotes continued on following page)
     owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Ownership Date. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Nextel's capital stock beneficially owned.

 (2) Represents the voting power of the number of shares of each of class of capital stock beneficially owned as of the Ownership Date by each named person or group, expressed as a percentage of (a) all shares of Nextel's capital stock of the indicated class actually outstanding as of such date (in the case of the Common Stock, giving effect to the conversion of Nextel's preferred stock and Nextel's Non-Voting Common Stock), plus (b) all other shares of capital stock deemed outstanding as of such date pursuant to Rule 13d-3(d)(1) under the Exchange Act.

 (3) Includes 200,000 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Akerson upon the exercise of non-qualified stock options.

 (4) Includes 553,477 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. O'Brien upon the exercise of non-qualified stock options.

 (5) Mr. Bane, who is Executive Vice President, and President Americas Region, of Motorola, disclaims beneficial ownership of all securities of Nextel held by Motorola. See note 15.

 (6) Includes 1,667 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Drendel upon the exercise of non-qualified stock options.

 (7) Includes 75,000 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Donahue upon the exercise of non-qualified stock options.

 (8) Includes 1,667 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Conway upon the exercise of non-qualified stock options.

 (9) Reflects the conversion of 257,284 shares of Class A Preferred Stock and the transfer of 9,907,659 shares of Common Stock and options to purchase 4,917,278 shares of Common Stock obtainable as of the Ownership Date to Wendy P. McCaw pursuant to an agreement dated November 3, 1997, as reflected in an amendment to her Schedule 13D dated November 3, 1997 and in an amendment to the Schedule 13D of Mr. McCaw. Comprised of (i) 52,258,786 shares of Common Stock beneficially owned by the McCaw Investor, (ii) 400,000 shares of Common Stock obtainable as of the Ownership Date upon the exercise of a portion of the Incentive Option granted to Eagle River, an affiliate of the McCaw Investor, and (iii) 25,000,000 shares of Common Stock beneficially owned by Option Acquisition, L.L.C. Mr. McCaw, who is an equity owner and controlling person of the McCaw Investor and Option Acquisition, L.L.C., disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor and Option Acquisition, L.L.C., except to the extent of his pecuniary interest therein. See notes 16 and 17.

(10) Mr. Nakasaki, who is President and Chief Executive Officer of NTT America, Inc., a subsidiary of Nippon Telegraph and Telephone Corporation ("NTT"), disclaims beneficial ownership of all shares of Common Stock held by NTT. As of the Ownership Date, NTT held 1,532,959 shares of Common Stock.

(11) Mr. Torimoto, who is Vice President of Panasonic Communications and Systems Company, disclaims beneficial ownership of all shares of Common Stock held by Matsushita Communication Industrial Co., Ltd. ("Matsushita"). As of the Ownership Date, Matsushita held 3,000,000 shares of Common Stock.

(12) Mr. Weibling, who is an officer of Option Acquisition, L.L.C. and President of Eagle River, an affiliate of the McCaw Investor, disclaims beneficial ownership of all securities of Nextel held by the McCaw Investor and by Option Acquisition, L.L.C., except to the extent of his pecuniary interest therein. See notes 16 and 17.

(13) Includes 192,000 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by Mr. Foosaner upon the exercise of non-qualified stock options.

                                         (Footnotes continued on following page)

(14) Includes an aggregate of 1,243,061 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter by directors and executive officers as a group upon the exercise of non-qualified stock options or other stock purchase rights. See also notes 15, 16, and 17.

(15) Assuming conversion of the Non-Voting Common Stock held by Motorola. Comprised of (i) 38,170,000 shares of Common Stock beneficially owned by Motorola, (ii) 17,830,000 shares of Non-Voting Common Stock beneficially owned by Motorola and (iii) 2,890,000 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon exercise of a warrant.

(16) Comprised of (i) 13,458,039 shares of Common Stock beneficially owned by the McCaw Investor, (ii) 15,082,722 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of certain options and (iii) 23,718,025 shares of Common Stock, which represents the conversion of the 7,905,981 shares of Class A Preferred Stock and the 82 shares of Nextel's Class B Preferred Stock held by the McCaw Investor. Eagle River Investments, L.L.C., the manager of the McCaw Investor, also reports beneficial ownership of the shares beneficially owned by the McCaw Investor. Excludes 4,917,278 shares of Common Stock obtainable as of the Ownership Date upon the exercise of certain options currently held by Wendy P. McCaw that the McCaw Investor has the right to exercise in the event Wendy P. McCaw does not elect to exercise such options. See note 19.

(17) Includes 25,000,000 shares of Common Stock obtainable as of the Ownership Date upon the exercise of the New Option.

(18) As reported in the most recent Schedule 13G filed by Putnam Investments, Inc. ("Putnam"), Putnam does not have sole voting power over the shares of Common Stock beneficially owned by Putnam.

(19) Comprised of 9,907,659 shares of Common Stock beneficially owned by Wendy
     P. McCaw and 4,917,278 shares of Common Stock obtainable as of the Ownership Date or within 60 days thereafter upon the exercise of certain options. Excludes 7,619,677 shares of Common Stock obtainable as of the Ownership Date upon the exercise of certain options currently held by the McCaw Investor that Wendy P. McCaw has the right to exercise in the event the McCaw Investor does not elect to exercise such options. See note 16.

                      DESCRIPTION OF EXCHANGE SENIOR NOTES

     The Private Notes were, and the Exchange Senior Notes will be, issued under the Indenture, dated as of October 22, 1997, between the Company, as issuer, and Harris Trust and Savings Bank, as Trustee. The form and terms of the Exchange Senior Notes will be the same as the form and terms of the Private Notes except that the Exchange Senior Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. Following consummation of the Exchange Offer, all rights under the Registration Rights Agreement accorded to holders of Private Notes, including the right to receive additional incremental interest on the Private Notes, to the extent and in the circumstances specified therein, will terminate. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Exchange Senior Notes and Indenture. Reference is made to the terms of the Exchange Senior Notes and Indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     Whenever the Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation will be made as if the transactions or events occurred on the first day of such period, unless otherwise specified. All accounting terms not otherwise defined in the Indenture shall have the meanings ascribed to them in accordance with generally accepted accounting principles (whether or not such is indicated in the Indenture) and, except as otherwise expressly provided in the Indenture, the term "generally accepted accounting principles," with respect to any computation required or permitted by the Indenture shall mean such accounting principles as are generally accepted at the date of such computation.

     "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (i) the issue price of such Note as determined in accordance with Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code") (which issue price is the same for the Exchange Senior Notes as the issue price of the Private Notes since the Exchange Senior Notes should be treated as a continuation of the Private Notes for United States Federal income tax purposes) plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of the Private Note (a) for each six-month or shorter period ending April 30 or October 31 prior to the date of determination (each a "Semi-Annual Accrual Date") and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

     "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. "Affiliate" shall be deemed to include, but only for purposes of the "Transactions with Affiliates" covenant and without limiting the application of the preceding sentence for the purpose of such or any other section, any Person owning, directly or indirectly, (i) 10% or more of the Company's outstanding Common Stock or (ii) securities having 10% or more of the total voting power of the Company's Voting Stock. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

     "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

     "Average Life" means, at any date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

     "Change of Control" means the occurrence of any of the following events:

          (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided that no Change of Control shall be deemed to occur pursuant to this clause (i)(x) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's, or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

          (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases, or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities, or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or (2) cash, securities, and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (b) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control shall be deemed to occur pursuant to this clause (ii), (x) if the surviving or transferee Person or the person referred to in clause (ii)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the surviving or transferee Person or such other person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's, or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year, are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

          (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of the Board of Directors on October 22, 1997, and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     Any event that would constitute a Change of Control pursuant to clause (i) or (ii) above (x) but for the proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (y) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of the Company to, or merger or consolidation of the Company with, any Person (any such transaction, a "Restructuring Transaction") effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (i) of the definition of the term "Permitted Transactions" shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the "Restructuring Closing"), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in such Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be); provided that, immediately after any transaction or combination of transactions described in this clause (y), no person (as such term is used in Sections 13(d) and 14(a) of the Exchange Act and the regulations thereunder) is the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company immediately before such transaction or combination of transactions.

     "Closing Date" means October 22, 1997, the date on which the Private Notes were originally issued under the Indenture.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Adjusted Net Income" and "Consolidated Adjusted Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any after-tax gain or loss attributable to the sale, conversion, or other disposition of assets other than in the ordinary course of business, (ii) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iii) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (iv) any foreign exchange gain or loss, (v) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (vi) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (vii) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, and (viii) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest, or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person.

     "Consolidated Adjusted Net Income (Loss)" means, for any period, the Company's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

     "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination to (ii) the Annualized Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals), the interest component in respect of Capital Lease Obligations, and any deferred payment obligations of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange, and similar agreements and the amount of dividends paid in respect of Redeemable Stock.

     "Consolidated Net Income" and "Consolidated Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any after-tax gain or loss attributable to the sale, conversion, or other disposition of assets other than in the ordinary course of business, (ii) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iii) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),
(iv) any foreign exchange gain or loss, (v) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (vi) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (vii) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (viii) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest, or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person, and (ix) the net income (but not net loss) of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Company but only to the extent of such restrictions.

     "Consolidated Net Income (Loss)" means, for any period, the Company's Consolidated Net Income or Consolidated Net Loss for such period, as applicable.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, no effect shall be given to adjustments following the Closing Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

     "Credit Facility" means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions, or replacements of any such credit facility), which credit facility is designated by the Company as a "Credit Facility" for purposes of the Indenture, and shall include all such credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $2.5 billion.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets, or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (vii) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange, or similar agreements of such Person, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor, or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to prefund the payment of interest on such Debt shall be deemed not to be "Debt."

     "Default" means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Default Amount" means in respect of any Note (i) as of any particular date prior to October 31, 2002, the Accreted Value of the Note as of such date or
(ii) as of any particular date on and after October 31, 2002, 100% of the principal amount payable in respect of the Note at the Stated Maturity thereof.

     "Digital Mobile" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in this Prospectus.

     "Digital Mobile-SMR Operating Cash Flow" means, for any fiscal quarter, (i) the net income or loss, as the case may be, of the Company and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for such fiscal quarter, plus (ii) depreciation and amortization charged with respect thereto for such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or loss, by excluding (a) any after-tax gain or loss attributable to the sale, conversion, or other disposition of assets other than in the ordinary course of business, (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) any other extraordinary, non-recurring or unusual items, and (f) all income or losses of Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting, except, in the case of any such income, to the extent of dividends, interest, or other cash distributions received directly or indirectly from any such Person, plus (iii) all amounts deducted in calculating net income or loss for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

     "Directed Investment" by the Company or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after June 1, 1997 of shares of its Capital Stock (other than the Exchangeable Preferred Stock and Redeemable Stock), or any options, warrants, or other rights to purchase such Capital Stock (other than Redeemable Stock) designated by the Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that the aggregate amount of any such Directed Investments may not at any time exceed 50% of the aggregate amount of such cash or property received by the Company on or after June 1, 1997, from any such issuance and sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, (x) used to make a Restricted Payment or (y) used as the basis for the Incurrence of Debt under clause (i) of the "Limitation on Consolidated Debt" covenant unless and until the amount of any such Debt (1) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (2) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof), or (3) has otherwise been repaid and, in the circumstances described in clauses (1) and (2), the Company delivers to the Trustee a certificate confirming that the requirements of such clauses have been met.

     "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction, and is not an officer, director, or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

     "Exchangeable Preferred Stock" means the 13% Series D Exchangeable Redeemable Preferred Stock of the Company issued on July 21, 1997, and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

     "Exchange Debenture Indenture" means an indenture (having terms and conditions substantially as summarized in that certain Registration Statement No. 333-39411 dated November 12, 1997), prepared in connection with the issuance by the Company of shares of Exchangeable Preferred Stock, pursuant to which certain exchange debentures may be issued by the Company in exchange for outstanding shares of Exchangeable Preferred Stock.

     "Fair Market Value" means, for purposes of clause (i) of the "Limitation on Consolidated Debt" covenant, the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that (x) the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate Fair Market Value of any other property received by the Company exceeds $10 million, the Fair Market Value of such property shall be (1) so long as such a Fair Market Value determination of such property is required to be made pursuant to the Certificate of Designation for the Exchangeable Preferred Stock or pursuant to the terms of the Exchange

Debenture Indenture, the Fair Market Value as so determined, which shall be set forth in an Officer's Certificate delivered to the Trustee, and (2) otherwise, such Fair Market Value shall be as determined in good faith by the Board of Directors, including a majority of the Disinterested Directors who are then members of such Board of Directors, which determination shall be conclusive if evidenced by a Board Resolution.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities, or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Holder" means a Person in whose name a Note is registered in the Security Register.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume (pursuant to a merger, consolidation, acquisition, or other transaction), Guarantee, or otherwise become liable in respect of such Debt or other obligation, or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred", shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

     "Investment" by any Person means any direct or indirect loan, advance, or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures, or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; provided that a transaction will not be an Investment to the extent it involves (i) the issuance or sale by the Company of its Capital Stock (other than Redeemable Stock), including options, warrants, or other rights to acquire such Capital Stock (other than Redeemable Stock) or (ii) a transfer, assignment, or contribution by the Company of shares of Capital Stock (or any options, warrants, or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of the Company to another Unrestricted Subsidiary of the Company.

     "Investment Grade" means a rating of at least BBB -- , in the case of S&P, or Baa3, in the case of Moody's.

     "Licenses" means SMR licenses granted by the FCC that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Marketable Securities" means:

          (i) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months;

          (ii) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody's; and

          (iii) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

     "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register maintained by the Trustee (the "Security Register") on the date of the Offer offering to purchase the Notes at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which, at a minimum, shall include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture, (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase, and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender their Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (i) the section of the Indenture pursuant to which the Offer to Purchase is being made;

          (ii) the Expiration Date and the Purchase Date;

          (iii) the aggregate principal amount at Stated Maturity of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount");

          (iv) the purchase price to be paid by the Company for each $1,000 principal amount at Stated Maturity of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (v) the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of Notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

          (vi) the place or places where the Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (vii) that interest, if any, on any Notes not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase;

          (ix) that each Holder electing to tender Notes pursuant to the Offer to Purchase will be required to surrender such Notes at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Notes being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

          (x) that Holders will be entitled to withdraw all or any portion of the Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at Stated Maturity of the Notes the Holder tendered, the certificate number of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (xi) that the Company shall purchase all such Notes duly tendered and not withdrawn pursuant to the Offer to Purchase; and

          (xii) that in the case of any Holder whose Notes are purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Notes without service charge, new Notes of any authorized denomination as requested by such Holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the Notes so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Operating Cash Flow" means, for any fiscal quarter, (i) the Company's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for such fiscal quarter, plus (ii) all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (x) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (y) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter, and (z) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

     "Operating Cash Flow to Consolidated Interest Expense Ratio" means, as at any date of determination, the ratio of (i) the Operating Cash Flow of the Company for the most recently completed fiscal quarter of the

Company to (ii) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently completed fiscal quarter of the Company.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "Permitted Debt" means:

          (i) any Debt (including Guarantees thereof) outstanding on the Closing Date (including the Notes) and any accretion of original issue discount and accrual of interest with respect to such Debt;

          (ii) any Debt outstanding under a Credit Facility;

          (iii) any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation, or integration) of equipment, inventory, or network assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date;

          (iv) Debt (a) to the Company or (b) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause (iv);

          (v) Debt (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (b) under foreign currency hedge, interest rate swap, or similar agreements; provided that such agreements (x) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (c) arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets, or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (vi) renewals, refundings, or extensions of any Debt referred to in clause (i) or (iii) above or Incurred pursuant to clause (ii) of the "Limitation on Consolidated Debt" covenant and any renewals, refundings, or extensions thereof, plus (x) the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refunding, or extension and (y) such other fees and expenses of the Company reasonably incurred in connection with the renewal, refunding, or extension, provided that such renewal, refunding, or extension shall constitute Permitted Debt only (a) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by clause (x) or (y) above), and (b) to the extent such renewed, refunded, or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded, or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended; and

          (vii) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of the Company;

          (viii) Debt (in addition to Debt permitted under clauses (i) through (vii) above) in an aggregate principal amount outstanding at any time not to exceed $450 million.

     "Permitted Distribution" of a Person means (i) the exchange by such Person of Capital Stock (other than Redeemable Stock) for outstanding Capital Stock;
(ii) the redemption, repurchase, defeasance, or other acquisition or retirement for value of Debt of the Company that is subordinate in right of payment to the Notes, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, either (x) Capital Stock of the Company (other than Redeemable Stock) or (y) Debt of the Company that is subordinate in right of payment to the Notes on subordination terms no less favorable to the Holders of the Notes in their capacities as such than the subordination terms (or other arrangement) applicable to the Debt that is redeemed, repurchased, defeased, or otherwise acquired or retired for value, provided that, in the case of this clause (y), such new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased, or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased, or otherwise acquired or retired for value; and (iii) dividend, penalty, or other mandated payments, including mandatory repurchases, on or in respect of any class or series of the Company's Preferred Capital Stock that is authorized and designated on the Closing Date (i.e., the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, and Exchangeable Preferred Stock of the Company).

     "Permitted Investment" means any Investment in Marketable Securities.

     "Permitted Transaction" means (i) any transaction pursuant to agreements (whether or not definitive, and regardless of whether binding or non-binding) existing on the Closing Date and described in or incorporated by reference into that certain Offering Memorandum, dated October 15, 1997, pursuant to which the Private Notes were offered and (ii) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business (including related activities and services) of the Company or any Restricted Subsidiary, provided (x) such transactions are in the ordinary course of business and (y) such vendor does not beneficially own more than 50% of the voting power of the Voting Stock of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or
(ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" covenant described herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Change of Control" covenant described below; and further provided that the Exchangeable Preferred Stock of the Company shall not be considered to constitute Redeemable Stock.

     "Required Consent" means except as otherwise expressly provided in the Indenture with respect to matters requiring the consent of each holder of Notes affected thereby, (i) the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the Notes for any action to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon such Trustee, or (y) consent to or waive, on behalf of the holders of all the Notes, any past default and its consequences, and (ii) with respect to all other actions requiring the consent of holders of the Notes, the consent of either (x) a majority in aggregate principal amount at Stated Maturity of the Notes or (y) a majority in aggregate principal amount at Stated Maturity of (I) the Notes,
(II) the September Notes, if the holders of the September Notes are being requested to consent to such action with respect to the terms of the September Notes or the September Indenture, and (III) any other issue of unsubordinated, unsecured notes issued by the Company, if such notes or the indenture pursuant to which such notes were issued both (A) require the consent of the holders of such notes to such action and (B) provide that the holders thereof will vote with the holders of the Notes with respect to such action.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with the "Restricted Subsidiaries" covenant described below.

     "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

     "Specialized Mobile Radio" or "SMR" means a mobile radio communications system that is operated as described in this Registration Statement.

     "Stated Maturity", when used with respect to any Debt security or any installment of interest thereon, means the date specified in such Debt security as the fixed date on which the principal of such Debt security or such installment of interest is due and payable.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management, and affairs thereof.

     "Total Common Equity" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     "Total Market Value of Equity" of the Company means, as of any day of determination, the sum of (i) the product of (a) the aggregate number of outstanding primary shares of Common Stock of the Company on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Company) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of Preferred Capital Stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

     "Trustee" means the trustee under the Indenture.

     "U.S. Government Obligation" means (i) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (ii) any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

     "Unrestricted Subsidiary" means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the "Restricted Subsidiaries" covenant described below.

     "Vendor Financing Debt" means any Debt owed to (i) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business, (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier, or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (w) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), (x) the cost of design, development, site acquisition, and construction, (y) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and (z) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Senior Notes will be general, unsecured obligations of the Company, will be limited in aggregate principal amount to $1,129,100,000 and will mature on October 31, 2007. The Exchange Senior Notes will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof. The Exchange Senior Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all unsubordinated unsecured indebtedness of the Company, including, without limitation, the indebtedness evidenced by the Old Senior Notes, any Private Notes remaining outstanding after the completion of the Exchange Offer, and the September Notes, and will be senior to all subordinated obligations of the Company.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York. At the Company's option, but subject (if applicable) to the procedures of the DTC as described in "-- Book-Entry; Delivery and Form," interest, to the extent paid in cash, may be paid by check mailed to the registered address of Holders of the Notes as shown on the Security

Register. No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee will initially act as Paying Agent and Registrar.

     Cash interest will not accrue on the Notes prior to October 31, 2002 and will be payable semi-annually in arrears on each Interest Payment Date, commencing April 30, 2003, at a rate of 9.75% per annum, to Holders of record of such Notes at the close of business on the April 15 and October 15 next preceding the Interest Payment Date (each a "Regular Record Date"). Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 31, 2002. Cash interest will be computed on a basis of a 360-day year of twelve 30-day months. Accretion of original issue discount will be computed on a basis of a 360-day year of twelve 30-day months, compounded semi-annually. Certain of the Company's existing debt agreements restrict the ability of Nextel's subsidiaries to pay dividends to enable the Company to pay interest on the Notes.

     The Notes are not subject to any sinking fund.

OPTIONAL REDEMPTION

     The Notes may be redeemed at any time on or after October 31, 2002, at the Company's option, in whole or in part, upon not less than 30 or more than 60 days' prior written notice mailed by first class mail to each Holder's last address as it appears in the Security Register for the Notes, at the redemption prices (expressed as a percentage of the principal amount at maturity thereof) set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning October 31 of each of the years set forth below.

                    YEAR                                                 PERCENTAGE
                    ----                                                 ----------
            2002......................................................     104.8750%
            2003......................................................     102.4375
            2004 and thereafter.......................................     100.0000

     In addition, on or prior to October 31, 2000, the Company may redeem Notes having an aggregate principal amount of up to 33 1/3% of the aggregate Accreted Value of the outstanding Notes at a redemption price equal to 109.75% of the Accreted Value thereof to the redemption date, out of the net proceeds of one or more sales of at least $125,000,000 of its Capital Stock (other than Redeemable Stock), provided that such redemption occurs within 180 days after consummation of such sale.

  Selection

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of $1,000 in principal amount or less shall be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption relating to such Notes shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase to each Holder of Notes to repurchase all or any part of such Holder's Notes at a cash purchase price equal to 101% of the Accreted Value thereof on any purchase date prior to October 31, 2002 or 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase on or after October 31, 2002 (the "Change of Control Payment"). The Offer to Purchase must be made within 30 days following a Change of

Control, must remain open for at least 30 and not more than 60 days, and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     None of the provisions in the Indenture relating to a purchase upon a Change of Control are waivable by the Board of Directors. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, the Company would be obligated to offer to purchase outstanding shares of the Exchangeable Preferred Stock, as well as to purchase all Debt which then would be entitled to receive a comparable offer to purchase by reason of such Change of Control, in addition to making an offer to repurchase the Notes. There can be no assurance that the Company would have sufficient funds to pay the purchase price for all Notes that the Company would be required to purchase if a Change of Control were to occur. In the event that the Company were required to purchase the outstanding Notes pursuant to an Offer to Purchase, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the Company's ability to purchase the Notes may be limited by other then-existing agreements.

CERTAIN COVENANTS

  Limitation on Consolidated Debt

     The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (i) with respect to Debt Incurred under this clause (i), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997, and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or 80% of the Fair Market Value of property other than cash) received by the Company after June 1, 1997, from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants, or other rights to purchase such Capital Stock (other than Redeemable Stock), other than
(x) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to the "Limitation on Restricted Payments" covenant (other than as a Directed Investment)) and (y) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(2) of the "Limitation on Restricted Payments" covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or
(ii) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

  Limitation on Restricted Payments

     The Company shall not, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase any such Capital Stock (other than Redeemable Stock));

          (ii) purchase, redeem, or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants, or other rights to acquire such Capital Stock that is not Redeemable Stock), any Capital Stock of the Company (including options, warrants, or other rights to acquire such Capital Stock);

          (iii) redeem, repurchase, defease, or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value (other than value consisting solely of Capital Stock of the Company that is not Redeemable Stock or options, warrants or other rights to acquire such Capital Stock that is not Redeemable Stock), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes; or

          (iv) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (i) through (iv), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

          (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994, shall not exceed:

             (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1994, to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

             (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after February 15, 1994, of shares of its Capital Stock (other than Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) (except for purposes of determining whether an Investment under clause (iv) above is permitted) shares of Capital Stock or options, warrants, or other rights to purchase Capital Stock (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Transaction, and NTT transactions as defined and described in the Company's prospectus, dated February 9, 1994, relating to the Company's Senior Redeemable Discount Notes due 2004 and (y) shares of Capital Stock or options, warrants, or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used (A) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this "Limitation on Restricted Payments" covenant (other than as a Directed Investment)) or
        (B) to Incur Debt under clause (i) of the "Limitation on Consolidated Debt" covenant (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause
        (i) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the "Limitation on Consolidated Debt" covenant (other than under clause (i) thereof) or (III) has otherwise been repaid), plus

             (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994, of any Capital Stock of the Company (other than Redeemable Stock), or any options, warrants, or other rights to purchase such Capital Stock (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

     The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment, or Directed Investment, and none of a Permitted Distribution, Permitted Investment, or Directed Investment shall be counted as a Restricted Payment for purposes of clause (c) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Capital Stock of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of the Indenture, (II) repurchasing Capital Stock of the Company (including options, warrants, or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (c) above) or (III) the repurchase, redemption, or other acquisition for value of Capital Stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; or (IV) Investments in Unrestricted Subsidiary Funding Company so long as (x) such Investments are invested in Nextel International and (y) Nextel International is a Subsidiary of the Company.

     Notwithstanding the foregoing limitations in this "Limitation on Restricted Payments" covenant, the Company is permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto, the amount equal to (i) the aggregate amount of all Investments made pursuant to this paragraph minus (ii) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (x) $250 million and (y) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (i), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

     Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary shall be counted as a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause
(i) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

     For purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (i) the sum of (a) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (b) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (ii) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (x) the additional cash consideration, if any, received by the Company upon such exercise, minus (y) all expenses incurred in connection with such issuance or sale.

     For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

  Restricted Subsidiaries

     The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer, or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred, or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

     The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt, if any, of such Unrestricted Subsidiary or Person outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

     Subject to the second preceding paragraph and compliance with the "Limitation on Restricted Payments" covenant, the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

     The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of the "Limitation on Restricted Payments" covenant (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

     Notwithstanding the foregoing provisions of this "Restricted Subsidiaries" covenant, the Board of Directors may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (i) the Company or any of its other Restricted Subsidiaries (a) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement, or instrument evidencing such Debt) or (b) is directly or indirectly liable for any Debt of such Subsidiary, (ii) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (iii) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this "Restricted Subsidiaries" covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.

  Transactions with Affiliates

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this "Transactions with Affiliates" covenant shall not limit, or be applicable to, (i) any transaction between Unrestricted Subsidiaries not involving the Company or any Restricted Subsidiary, (ii) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, or (iii) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of the Company's Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this "Transactions with Affiliates" covenant.

  Activities of the Company and Restricted Subsidiaries

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities, and services in which the Company and the Restricted Subsidiaries were engaged on the Closing Date.

  Provision of Financial Information

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports, and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (ii) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder. The Trustee's receipt of such reports, information, and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

  Merger, Sale of Assets, Etc.

     The Company (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease, or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease, or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (x) or
(y), at the time and after giving effect thereto (i) either: (a) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (b) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased, or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (b) being the "Surviving Entity"), shall be a corporation, partnership, or trust organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect, and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and (iii) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease, or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease, or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease, or other disposition and the supplemental indenture in respect thereof (required under clause (i)(b) of the preceding paragraph) comply with the requirements of the Indenture and an opinion of counsel stating that the conditions of the Indenture have been complied with. Each such Officers' Certificate shall set forth the manner of determination of the Consolidated Net Worth in accordance with clause (iii) of the preceding paragraph.

     For all purposes of the Indenture and the Notes (including the provisions described in the two immediately preceding paragraphs and the "Limitation on Consolidated Debt" and "Restricted Subsidiaries" covenants), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Restricted Subsidiaries" covenant, and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

EVENTS OF DEFAULT

     The following constitute Events of Default under the Indenture: (i) failure to pay principal of (or premium, if any, on) any Note when due; (ii) failure to pay any interest on any Note when due, continued for 30 days; (iii) default in the payment of principal of, and premium and interest, if any, on Notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" when due and payable, or failure to make an Offer to Purchase as required thereunder; (iv) failure to perform or comply with the provisions described under "Merger, Sale of Assets, Etc."; (v) failure to perform any other covenant or agreement of the Company under the Indenture or in the Notes continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(vi) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of at least $25,000,000, individually or in the aggregate; (vii) the rendering of a final judgment or judgments against the Company or any Restricted Subsidiary in an amount in excess of $25,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (viii) certain events of bankruptcy, insolvency, or reorganization affecting the Company or any Restricted Subsidiary.

     If an Event of Default (other than an Event of Default described in clause
(viii) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding Notes may accelerate the Default Amount of all Notes; provided however that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount at Stated Maturity of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of the Default Amount of the Notes, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (viii) above occurs, the Default Amount and any accrued interest on the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount at Stated Maturity of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding Notes shall have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount at Stated Maturity of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, premium and interest, if any, on such Note on or after the respective due dates expressed in such Note.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE AND COVENANT DEFEASANCE

     The Company may elect, at its option at any time, to have the provisions of the Indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of certain restrictive covenants in the Indenture, applied to the outstanding Notes (as a whole and not in part).

     Defeasance and Discharge. The Indenture provides that, upon the Company's exercise of its option to have the provisions relating to defeasance and discharge applied to the outstanding Notes, the Company will be discharged from all its obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost, or mutilated Notes, to maintain paying agencies, and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on such Notes on the respective Stated Maturities thereof in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service (the "IRS") a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. The Indenture provides that, upon the Company's exercise of its option to defease certain restrictive covenants applied to the outstanding Notes, the Company may omit to comply with certain restrictive covenants, including those described under "Covenants" and clause
(iii) under "Merger, Sale of Assets, Etc.," and the occurrence of certain Events of Default, which are described above in clause (iv) (with respect to such clause (iii)), clause (v) (with respect to such restrictive covenants), clause (vi) and clause (vii) under "Events of Default," will be deemed not to be or result in an Event of Default, in each case with respect to such Notes. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on such Notes on the respective Stated Maturities thereof in accordance with the terms of the Indenture and the Notes. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to the outstanding Notes and such Notes were declared due and payable prior to their Stated Maturity because of the occurrence of any Event of Default or become payable on any redemption date at the option of the Company, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Notes at the time of their respective Stated Maturities, but may not be sufficient to pay amounts due on such Notes upon such acceleration or redemption. In such case, the Company would remain liable for such payments.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on, the Notes, (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (viii) modify any provisions of the Indenture relating to the calculation of Accreted Value of the Notes or (ix) following the mailing of an Offer to Purchase, modify the provisions of the Indenture with respect to such Offer to Purchase in a manner adverse to such Holders.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any incorporator or past, present or future stockholder, officer, director, employee, or controlling person of the Company. Each Holder, by accepting such Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee performs only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under such Indenture and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act, incorporated by reference in the Indenture, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Senior Notes will initially be issued in the form of one global certificate (the "Global Exchange Senior Note"). The Global Exchange Senior Note will be deposited on the date of the consummation of the Exchange Offer (the "Exchange Offer Closing Date") with or on behalf of DTC and registered in the name of DTC or its nominee.

     The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     So long as DTC, or its nominee, is the registered owner or holder of the Global Exchange Senior Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Senior Notes represented by such Global Exchange Senior Note for all purposes under the Indenture. The Company understands that pursuant to procedures established by DTC (i) upon deposit of the Global Exchange Senior Note, DTC will credit the accounts of participants exchanging the Private Notes for Exchange Senior Notes in amounts proportionate to the respective beneficial interests in the principal amount of the Global Exchange Senior Note and (ii) ownership of the Exchange Senior Notes evidenced by the Global Exchange Senior Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's participants), DTC's participants and DTC's indirect participants. No beneficial owner of an interest in the Global Exchange Senior Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments made with respect to the Global Exchange Senior Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Company will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Senior Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payments made with respect to the Global Exchange Senior Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global Exchange Senior Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Senior Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Senior Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will have no responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Senior Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue a physical certificate for such Notes ("Certificated Notes") in exchange for the Global Exchange Senior Note. In addition, if there is an Event of Default under the Notes, DTC may exchange the Global Exchange Senior Note for Certificated Notes and distribute such Certificated Notes to its participants. Finally, beneficial owners whose interests are represented by the Global Exchange Senior Note may request a physical certificate.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the principal United States Federal income tax consequences of the Exchange Offer and the purchase, ownership, and disposition of the Notes and does not purport to be a complete analysis of all of the potential tax effects of such purchase, ownership, or disposition. This summary deals only with Notes held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders (as defined herein). It does not address all aspects of the United States Federal income tax consequences of purchasing, holding, or disposing of the Notes that may be relevant to a particular investor in the context of such investor's individual investment circumstances or to investors in special situations, such as life insurance companies, financial institutions, tax-exempt organizations, traders or dealers in securities and currencies, persons holding Notes as a part of a hedging or conversion transaction or a straddle, U.S. Holders whose "functional currency" is not the United States dollar, or Non-U.S. Holders (as defined herein). This summary also does not discuss tax consequences under state, local, or foreign tax laws. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of and the potential changes in United States Federal income tax laws, as well as the laws of any state, local, or foreign taxing jurisdiction, to their particular situation. Furthermore, the discussion below is based upon the provisions of the Code and existing and proposed Treasury regulations, administrative rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States Federal income tax consequences different from those discussed below.

     As used herein, a "U.S. Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is subject to United States Federal income taxation regardless of its source, or a trust over which a court within the United States is able to exercise primary supervision and as to which one or more United States fiduciaries have the authority to control all substantial decisions. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States for certain purposes by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

     ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.

THE EXCHANGE OF PRIVATE NOTES FOR EXCHANGE SENIOR NOTES

     The exchange of Private Notes for Exchange Senior Notes should not be treated as a taxable transaction for United States Federal income tax purposes because the Exchange Senior Notes should not be considered to differ materially in kind or extent from the Private Notes. Rather, the Exchange Senior Notes received by a U.S. Holder of Private Notes should be treated as a continuation of the Private Notes in the hands of such U.S. Holder. As a result, there should be no material Federal income tax consequences to U.S. Holders exchanging Private Notes for Exchange Senior Notes.

ORIGINAL ISSUE DISCOUNT

     Because the Private Notes were issued at a discount from their "stated redemption price at maturity," the Exchange Senior Notes will have original issue discount ("OID") for Federal income tax purposes and U.S. Holders of Exchange Senior Notes will be subject to special tax accounting rules, as described in greater detail below. U.S. Holders of Exchange Senior Notes should be aware that they generally must include OID in gross income for Federal income tax purposes on an annual basis under a constant yield accrual method regardless of their method of accounting. As a result, U.S. Holders will include OID in income in advance of the receipt of cash attributable to such income. However, U.S. Holders of Notes generally will not be required to include separately in income cash payments received on such notes, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined herein).

     The amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest." For this purpose, "qualified stated interest" generally means stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate during the entire term of the debt instrument that appropriately takes into account the length of intervals between payments. Subject to the discussion set forth below in respect of Nextel's option to redeem the Notes at a percentage of par plus accrued interest after October 31, 2002, the interest payments on the Notes will not constitute qualified stated interest, and thus will be included along with principal in the stated redemption price at maturity of the Notes. As a result, subject to such discussion, each Note will bear OID in an amount equal to the excess of (i) the sum of its principal amount and all stated interest payments, over (ii) its issue price. Because the Exchange Senior Notes should be treated as a continuation of the Private Notes, the issue price of the Exchange Senior Notes will be the first price to the public (excluding bond houses and brokers) at which a substantial amount of Private Notes was sold.

     The amount of OID includible in income by an initial U.S. Holder of a Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which such U.S. Holder holds such note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a Note may be of any length and may vary in length over the term of the OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (i) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition bond premium, as described below) and reduced by any payments made on such note (other than qualified stated interest) on or before the first day of the accrual period.

     The Notes may be redeemed prior to their stated maturity at the option of Nextel. For purposes of computing the yield of such instruments, Nextel will be deemed to exercise or not exercise its option to redeem the Notes in a manner that minimizes the yield on the Notes. It is not anticipated that Nextel's ability to redeem prior to stated maturity would affect the yield of a Note.

OPTIONAL REDEMPTION

     Nextel's option to redeem the Notes at any time on or after October 31, 2002 at a percentage of par plus accrued but unpaid interest would be treated as a "call option" within the meaning of the income tax regulations. As a result, Nextel would be presumed to exercise its option to redeem the Notes if, by utilizing the date of exercise of the call option as the maturity date and the amount for which the Notes could be redeemed in accordance with the terms of the redemption feature, plus interest which, under the terms of the Notes, would have been paid as of such redemption date, as the stated redemption price at maturity, the yield on the Notes would be lower than such yield would be if the option were not exercised.

     If Nextel's option to redeem the Notes were presumed exercised on a given date (the "Presumed Exercise Date"), the Notes would bear OID in an amount equal to the excess of the amount for which the Notes could be redeemed on the Presumed Exercise Date (the "Redemption Amount") plus interest which, under the terms of the Notes, would have been paid as of such redemption date, over their issue price, and for purposes of calculating the current inclusion of such OID, their yield would be computed on their issue date by treating the Presumed Exercise Date as the maturity date of the Notes and the Redemption Amount plus interest which, under the terms of the Notes, would have been paid as of such redemption date, as their stated redemption price at maturity. If Nextel's option to redeem the Notes were presumed exercised but were not exercised in fact on the Presumed Exercise Date, the yield and maturity of the Notes, solely for purposes of the accrual of OID, would be redetermined by treating the Notes as if the option were exercised and new debt instruments were issued on the Presumed Exercise Date for an amount of cash equal to the Notes' adjusted issue price on the Presumed Exercise Date. In such case, although the matter is not clear, it appears that any payment of stated interest due under the Notes after the Presumed Exercise Date would represent qualified stated interest (rather than OID). Qualified stated interest is includible by a U.S. Holder as interest income in accordance with such U.S. Holder's regular method of accounting.

     In addition to the optional redemption described above, on or prior to October 31, 2000 Nextel will have the right to redeem up to 33 1/3% in aggregate Accreted Value of the outstanding Notes out of the net cash proceeds of any one or more sales of at least $125,000,000 of its Capital Stock. Furthermore, holders will have the right to tender Notes to Nextel for redemption should Nextel experience a Change of Control and be required to make an Offer to Purchase the Notes. Such optional redemption rights should not affect, and will not be treated by Nextel as affecting, the determination of the yield or maturity of the Notes. If Nextel exercises its right to redeem the Notes using the proceeds of a sale of Common Stock, the United States Federal income tax treatment of the redemption should be governed by the rules for dispositions generally. See "-- Redemption, Sale or Exchange of Notes" below.

MARKET DISCOUNT ON NOTES

     If a U.S. Holder acquires a Note for an amount less than its revised issue price, the amount of the difference will be treated as "market discount" for United States Federal income tax purposes, unless such difference is less than a specified de minimis amount. The Code provides that, for these purposes, the revised issue price of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on a Note or any gain on the sale, exchange, retirement or other disposition of a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

     A U.S. Holder that is treated as acquiring a Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date, other than qualified stated interest, will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID, if any, which such U.S. Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     If immediately after the time a subsequent U.S. Holder acquires a Note, the U.S. Holder's tax basis in any such Note exceeds the sum of all amounts payable on the Note after the exchange date or purchase date, other than qualified stated interest, such excess may constitute "premium" and such U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize bond premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income, including OID, from the Note.

     Bond premium on a Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

REDEMPTION, SALE OR EXCHANGE OF NOTES

     In general, upon the redemption, sale, exchange, or retirement of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange, or retirement (less any accrued qualified stated interest, not previously taken into account, which will be taxable as such) and the adjusted tax basis of the Note. The adjusted tax basis of a U.S. Holder in a Note will, in general, initially equal the cost of the Note to such U.S. Holder, increased by OID and market discount previously included in income by the U.S. Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest received by such U.S. Holder. Except with respect to accrued market discount, such gain or loss will be either long-term or short-term capital gain depending on the U.S. Holder's holding period for the Note at the time of redemption, sale, exchange, or retirement of the Note.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID, and premium and to the proceeds of sales of Notes made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number or certification of exempt status or, with respect to certain payments, the U.S. Holder fails to report in full dividend and interest income and the IRS notifies the payor of such underreporting.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder's United States Federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Exchange Senior Notes will be offered by Nextel to the holders of the Private Notes in exchange for the Private Notes pursuant to the Exchange Offer.

     Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the Exchange Senior Notes. Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Senior Notes received for its own account in exchange for Private Notes where such Private Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale subject to the conditions described under "The Exchange Offer -- Resale of the Exchange Senior Notes."

     The Company will not receive any proceeds from any sale of Exchange Senior Notes by broker-dealers. Exchange Senior Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Senior Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Senior Notes. Any broker or dealer that participates in a distribution of such Exchange Senior Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Senior Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the Exchange Senior Notes and will indemnify the holders of the Exchange Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the Exchange Senior Notes offered hereby will be passed upon for Nextel by Jones, Day, Reavis & Pogue, Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedules of Nextel incorporated in this Prospectus by reference from Nextel's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, (the "Nextel Charter"), of Nextel Communications, Inc. ("New Nextel," and, together with "Old Nextel," its predecessor corporation of the same name, "Nextel"), the Amended and Restated By-laws of Nextel (the "Nextel By-laws"), and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws, and the DGCL.

     Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

     Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit, or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

     On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

     One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

     (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

     (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to
        Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

     In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

     The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 21. EXHIBITS.

     Pursuant to Item 601 of Regulation S-K, 17 C.F.R. sec.
229.601(b)(4)(iii)(A), Nextel has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Nextel. Nextel agrees to furnish copies of such instruments to the Commission upon request.

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.1      -- Restated Certificate of Incorporation of Nextel (filed on July 31, 1995 as
               Exhibits No. 4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1 on Form
               S-8 to Registration Statement No. 33-91716 on Form S-4 (the "Nextel S-8
               Registration Statement") and incorporated herein by reference).
   4.2      -- Amended and Restated By-laws of Nextel (filed on July 31, 1995 as Exhibit No. 4.2 to the Nextel S-8 Registration Statement and incorporated herein by reference).
   4.3      -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated August
               15, 1993 (the "August Indenture") (filed on December 23, 1993 as Exhibit No. 4.13 to the Registration Statement on Form S-4 of the Company, No. 33-73388 and
               incorporated herein by reference).
   4.4      -- Form of Note issued pursuant to the August Indenture (included in Exhibit No.
               4.3).
   4.5      -- Indenture between Old Nextel and The Bank of New York, as Trustee, dated as of
               February 15, 1994 (the "February Indenture") (filed on March 1, 1994 as Exhibit
               No.4.1 to the Form 8-K Current Report of Old Nextel dated February 16, 1994 and incorporated herein by reference).
   4.6      -- Form of Note issued pursuant to the February Indenture (included in Exhibit No.
               4.5).
   4.7      -- Supplemental Indenture, dated as of June 30, 1995 to the August Indenture between
               Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit 4.1 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.8      -- Supplemental Indenture, dated as of June 30, 1995 to the February Indenture between Old Nextel and The Bank of New York (filed on November 14, 1995 as Exhibit
               4.2 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September
               30, 1995 and incorporated herein by reference).
   4.9      -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the August Indenture) (filed on November 14, 1995 as Exhibit 4.3 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.10     -- Second Supplemental Indenture, dated as of July 28, 1995 between ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York
               (relating to the February Indenture) (filed on November 14, 1995 as Exhibit 4.4 to the Quarterly Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.11     -- Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
               Bank of New York (relating to the August Indenture) (filed on June 17, 1997 as
               Exhibit 4.1 to Nextel's Current Report on Form 8-K dated June 17, 1997 (the "June
               17 Form 8-K") and incorporated herein by reference).
   4.12     -- Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
               Bank of New York (relating to the February Indenture) (filed on June 17, 1997 as
               Exhibit 4.2 to the June 17, Form 8-K and incorporated herein by reference).
   4.13     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of January 13, between OneComm (formerly called CenCall Communications Corp.) and The Bank of New
               York (the "OneComm Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old
               Nextel's Registration Statement No. 33-93182 on Form S-4 (the "OneComm S-4
               Registration Statement") and incorporated herein by reference).
   4.14     -- Form of Note issued pursuant to the OneComm Indenture (included in Exhibit 4.11).
   4.15     -- Supplemental Indenture dated as of June 30, 1995 to the OneComm Indenture between
               OneComm (formerly called CenCall Communications Corp.) and The Bank of New York
               (filed on November 14, 1995 as Exhibit 10.12 to the Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.16     -- Second Supplemental Indenture dated as of July 28, 1995 between Nextel (formerly known as ESMR, Inc.), as successor to OneComm, and The Bank of New York (relating to the OneComm Indenture) (filed on November 14, 1995 as Exhibit 10.13 to the Form
               10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.17     -- Third Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
               Bank of New York (relating to the OneComm Indenture) (filed on June 17, 1997 as
               Exhibit 4.5 to the June 17 Form 8-K and incorporated herein by reference).
   4.18     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as of April 25,
               1994, between Dial Call and The Bank of New York (the "2004 Indenture") (filed on
               June 7, 1995 as Exhibit 99.4 to the OneComm S-4 Registration Statement and
               incorporated herein by reference).
   4.19     -- Supplemental Indenture, dated as of August 7, 1995, to the 2004 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.3 to
               Nextel's Registration Statement No. 33- 80021 on Form S-4 (the "Dial Page S-4
               Registration Statement") and incorporated herein by reference).
   4.20     -- Second Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.26 to the Annual Report on Form 10-K of Nextel for the
               year ended December 31, 1995 (the "1995 Form 10-K") and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.21     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2004 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.27 to the 1995 Form 10-K and incorporated herein by reference).
   4.22     -- Fourth Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
               Bank of New York (relating to the 2004 Indenture) (filed on June 17, 1997 as
               Exhibit 4.3 to the June 17 Form 8-K and incorporated herein by reference).
   4.23     -- Indenture for Senior Discount Notes due 2005, dated as of December 22, 1993, between Dial Call and The Bank of New York (the "2005 Indenture") (filed as
               Exhibit 99.3 to the OneComm S-4 Registration Statement and incorporated herein by reference).
   4.24     -- Supplemental Indenture, dated as of April 15, 1994, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on April 1, 1996 as Exhibit 4.29 to the
               1995 Form 10-K and incorporated herein by reference).
   4.25     -- Supplemental Indenture, dated as of June 30, 1995, to the 2005 Indenture between
               Dial Call and The Bank of New York (filed on December 5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration Statement and incorporated herein by reference).
   4.26     -- Third Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Dial Page (as successor to Dial Call) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.31 to the 1995 Form 10-K and incorporated herein by reference).
   4.27     -- Fourth Supplemental Indenture, dated as of January 30, 1996, to the 2005 Indenture between Nextel (as successor to Dial Page) and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.32 to the 1995 Form 10-K and incorporated herein by reference).
   4.28     -- Fifth Supplemental Indenture, dated as of June 13, 1997 between Nextel and The
               Bank of New York (relating to the 2005 Indenture) (filed on June 17, 1997 as
               Exhibit 4.4 to the June 17 Form 8-K and incorporated herein by reference).
   4.29     -- Indenture for Senior Discount Notes due 2007, dated as of March 6, 1997, between
               McCaw International and The Bank of New York, as Trustee (the "McCaw Indenture")
               (filed on March 31, 1997 as Exhibit 4.24 to Nextel's Annual Report on Form 10-K
               for the year ended December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
   4.30     -- Form of Note issued pursuant to the McCaw Indenture (included in Exhibit 4.24).
   4.31     -- Warrant Agreement, dated as of March 6, 1997, between McCaw International and The
               Bank of New York (filed on March 31, 1997 as Exhibit 4.26 to the 1996 Form 10-K
               and incorporated herein by reference).
   4.32     -- Credit Agreement dated as of September 27, 1996 among Nextel, Nextel Finance
               Company, the Restricted Companies party thereto, the Lenders party thereto,
               Toronto-Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan
               Bank, as Collateral Agent (the "Bank Credit Agreement") (filed on October 1, 1996 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated September 27, 1996
               (the "September 27 Form 8-K") and incorporated herein by reference).
   4.33     -- Amendment No. 1 dated as of March 24, 1997 to the Bank Credit Agreement (filed on
               July 9, 1997 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated July 9,
               1997 (the "July 9 Form 8-K") and incorporated herein by reference).
   4.34     -- Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 among Nextel, NFC, the Restricted Companies party thereto and the Vendors party thereto (the "Vendor Credit Agreement") (filed on October 1, 1996 as Exhibit 99.2 to the September 27 Form 8-K and incorporated herein by reference).
   4.35     -- Amendment No. 1 dated as of March 24, 1997 to the Vendor Credit Agreement (filed on July 9, 1997 as Exhibit 99.2 to the July 9 Form 8-K and incorporated herein by reference).
   4.36     -- Option Exercise and Lending Commitment Agreement by and between Nextel and Digital
               Radio, L.L.C., dated as of June 16, 1997 (filed on July 9, 1997 as Exhibit 10.1 to the July 9 Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------   ---------------------------------------------------------------------------------------
   4.37     -- Option Purchase Agreement by and among Nextel and Unrestricted Subsidiary Funding
               Company and Option Acquisition, L.L.C., dated as of June 16, 1997 (filed on July
               9, 1997 as Exhibit 10.3 to the July 9 Form 8-K and incorporated herein by reference).
   4.38     -- Option Agreement (First New Option) by and between Option Acquisition, L.L.C. and
               Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as Exhibit 10.4 to the
               July 9 Form 8-K and incorporated herein by reference).
   4.39     -- Option Agreement (Second New Option) by and between Option Acquisition, L.L.C. and
               Nextel, dated as of June 18, 1997 (filed on July 9, 1997 as Exhibit 10.5 to the
               July 9 Form 8-K and incorporated herein by reference).
   4.40     -- Certificate of Designation for 13% Series D Exchangeable Preferred Stock (filed on
               July 22, 1997 as Exhibit 4.1 to Nextel's Current Report on Form 8-K dated July 21,
               1997 and incorporated herein by reference).
   4.41     -- Amendment No. 2 dated as of June 3, 1997 to the Bank Credit Agreement (filed on
               August 5, 1997 as Exhibit 4.41 to Nextel's Registration Statement No. 333-28461 on
               Form S-3 (the "August S-3 Registration Statement") and incorporated herein by reference).
   4.42     -- Amendment No. 2 dated as of June 3, 1997 to the Vendor Credit Agreement (filed on
               August 5, 1997 as Exhibit 4.42 to the August S-3 Registration Statement and
               incorporated herein by reference).
   4.43     -- Amendment No. 3 dated as of August 20, 1997, to the Bank Credit Agreement (filed on September 5, 1997 as Exhibit 99.1 to Nextel's Current Report on Form 8-K dated
               September 5, 1997 (the "September 5 Form 8-K) and incorporated herein by reference).
   4.44     -- Amendment No. 3 to the Vendor Credit Agreement, dated as of August 29, 1997, amending the Vendor Credit Agreement (filed on September 5, 1997 as Exhibit 99.2 to the September 5 Form 8-K and incorporated herein by reference).
   4.45     -- Second Secured Vendor Financing Agreement dated as of August 29, 1997, among
               Nextel, Nextel Finance Company and the other Restricted Companies thereto and the
               Vendor Lenders thereto (the "Second Vendor Financing Agreement") (filed as Exhibit
               99.3 to the September 5 Form 8-K and incorporated herein by reference).
   4.46     -- Amendment No. 4 dated as of September 10, 1997 to the Bank Credit Agreement (filed on September 22, 1997 as Exhibit 4.2 to Nextel's Current Report on Form 8-K dated
               September 22, 1997 (the "September 22 Form 8-K") and incorporated herein by reference).
   4.47     -- Amendment No. 4 dated as of September 10, 1997 to the Vendor Credit Agreement
               (filed on September 22, 1997 as Exhibit 4.3 to the September 22 Form 8-K and
               incorporated herein by reference).
   4.48     -- Amendment No. 1 to the Second Vendor Financing Agreement dated as of September 10,
               1997 (filed on September 22, 1997 as Exhibit 4.4 to the September 22 Form 8-K and
               incorporated herein by reference).
   4.49     -- Indenture between Nextel and Harris Trust and Savings Bank, as Trustee, dated
               September 17, 1997 (filed on November 26, 1997 as Exhibit 4.49 to Nextel's
               Registration Statement No. 333-41097 on Form S-4 (the "September Notes
               Registration Statement") and incorporated herein by reference).
   4.50     -- Form of Nextel's 13% Series D Exchangeable Preferred Stock Certificate (filed on
               November 4, 1997 as Exhibit 4.50 to Nextel's Registration Statement No. 333-39411
               on Form S-4 (the "Preferred Stock Registration Statement") and incorporated herein by reference).
   4.51     -- Registration Rights Agreement by and among Nextel, Morgan Stanley & Co.
               Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation dated July
               21, 1997 (filed on November 4, 1997 as Exhibit 4.51 to the Preferred Stock
               Registration Statement and incorporated herein by reference).
   4.52     -- Form of Indenture related to the Exchange Debentures (the "Exchange Debenture
               Indenture") (filed on November 4, 1997 as Exhibit 4.52 to the Preferred Stock
               Registration Statement and incorporated herein by reference).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
-------                                   -----------------------
   4.53     -- Form of Note to be issued pursuant to the Exchange Debenture Indenture (included in Exhibit 4.52).
  *4.54     -- Indenture between Nextel and Harris Trust and Savings Bank, as Trustee, dated as of October 22, 1997.
   4.55     -- Amendment No. 5 dated as of October 9, 1997 to the Bank Credit Agreement (filed on
               October 23, 1997 as Exhibit 4.2 to Nextel's Current Report on Form 8-K dated
               October 23, 1997 (the "October 23 Form 8-K") and incorporated herein by reference).
   4.56     -- Amendment No. 5 dated as of October 9, 1997 to the Vendor Credit Agreement (filed on October 23, 1997 as Exhibit 4.3 to the October 23 Form 8-K and incorporated herein by reference).
   4.57     -- Amendment No. 2 dated as of October 9, 1997 to the Second Vendor Financing
               Agreement (filed on October 23, 1997 as Exhibit 4.4 to the October 23 Form 8-K and
               incorporated herein by reference).
   4.58     -- Registration Rights Agreement dated September 17, 1997 by and among Nextel,
               Merrill Lynch, Pierce, Fenner & Smith Incorporated, TD Securities (USA) Inc.,
               Lehman Brothers Inc., and NationsBank Capital Markets, Inc. (filed on November 26,
               1997 as Exhibit 4.58 to the September Notes Registration Statement and
               incorporated herein by reference).
  *4.59     -- Registration Rights Agreement dated October 22, 1997 by and among Nextel, Morgan
               Stanley & Co. Incorporated, Chase Securities Inc., J.P. Morgan Securities Inc.,
               NationsBanc Montgomery Securities, Inc., TD Securities (USA) Inc., and Credit
               Suisse First Boston Corporation.
  *5        -- Form of opinion of Jones, Day, Reavis & Pogue as to the validity of the Exchange
               Senior Notes.
  *8        -- Form of opinion of Jones, Day, Reavis & Pogue regarding tax matters.
 *12        -- Statement regarding computation of earnings to fixed charges.
  23.1      -- Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and 8).
 *23.2      -- Consent of Deloitte & Touche LLP.
 *24        -- Powers of Attorney.
 *25        -- Statement of eligibility under the Trust Indenture Act of 1939 on Form T-1.
 *99        -- Letter of Transmittal.

---------------
* Filed herewith.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, in the Commonwealth of Virginia, on the 9 day of December, 1997.

                                          NEXTEL COMMUNICATIONS, INC.

                                          By:                  /S/     THOMAS J.
                                              SIDMAN

                                            ------------------------------------
                                                      THOMAS J. SIDMAN
                                             VICE PRESIDENT AND GENERAL COUNSEL

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

               NAME                                   TITLE                          DATE
-----------------------------------   -------------------------------------   ------------------

                    *                        Chairman of the Board,
-----------------------------------   Chief Executive Officer and Director
         DANIEL F. AKERSON                (Principal Executive Officer)

                    *                  Vice President and Chief Financial
-----------------------------------   Officer (Principal Financial Officer)
        STEVEN M. SHINDLER

                    *                     Vice President and Controller
-----------------------------------      (Principal Accounting Officer)
          WILLIAM ARENDT

                    *                    Vice Chairman of the Board and
-----------------------------------                 Director
         MORGAN E. O'BRIEN

                    *                  President, Chief Operating Officer
-----------------------------------               and Director
        TIMOTHY M. DONAHUE

                    *                               Director
-----------------------------------
           KEITH J. BANE

                                                    Director
-----------------------------------
          CRAIG O. MCCAW

                    *                               Director
-----------------------------------
         KEISUKE NAKASAKI

                    *                               Director
-----------------------------------
         MASAAKI TORIMOTO

                    *                               Director
-----------------------------------
        DENNIS M. WEIBLING

                    *                               Director
-----------------------------------
      WILLIAM E. CONWAY, JR.

                    *                               Director
-----------------------------------
         FRANK M. DRENDEL

       /S/     THOMAS J. SIDMAN                 Attorney-in-fact              December 9, 1997
-----------------------------------
         THOMAS J. SIDMAN

                                    EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                              PAGE
-------        -------------------------------------------------------------------   ---------------
   4.1      -- Restated Certificate of Incorporation of Nextel (filed on July 31,    Not applicable
               1995 as Exhibits No. 4.1.1 and 4.1.2 to Nextel's Post-Effective
               Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716
               on Form S-4 (the "Nextel S-8 Registration Statement") and
               incorporated herein by reference).
   4.2      -- Amended and Restated By-laws of Nextel (filed on July 31, 1995 as     Not applicable
               Exhibit 4.2 to the Nextel S-8 Registration Statement and
               incorporated herein by reference).
   4.3      -- Indenture between Old Nextel and The Bank of New York, as Trustee,    Not applicable
               dated August 15, 1993 (the "August Indenture") (filed on December
               23, 1993 as Exhibit No. 4.13 to the Registration Statement on Form
               S-4 of the Company, No. 33-73388 and incorporated herein by reference).
   4.4      -- Form of Note issued pursuant to the August Indenture (included in     Not applicable
               Exhibit No. 4.3).
   4.5      -- Indenture between Old Nextel and The Bank of New York, as Trustee,    Not applicable
               dated Not applicable as of February 15, 1994 (the "February
               Indenture") (filed on March 1, 1994 as Exhibit No. 4.1 to the Form
               8-K of Old Nextel dated February 16, 1994 and incorporated herein by reference).
   4.6      -- Form of Note issued pursuant to the February Indenture (included in   Not applicable
               Exhibit No. 4.5).
   4.7      -- Supplemental Indenture, dated as of June 30, 1995 to the August       Not applicable
               Indenture Not applicable between Old Nextel and The Bank of New
               York (filed on November 14, 1995 as Exhibit 4.1 to the Quarterly
               Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.8      -- Supplemental Indenture, dated as of June 30, 1995 to the February     Not applicable
               Not applicable Indenture between Old Nextel and The Bank of New
               York (filed on November 14, 1995 as Exhibit 4.2 to the Quarterly
               Report on Form 10-Q of Nextel for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.9      -- Second Supplemental Indenture, dated as of July 28, 1995 between      Not applicable
               ESMR Not applicable (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York (relating to the August
               Indenture) (filed on November 14, 1995 as Exhibit 4.3 to the
               Quarterly Report on Form 10-Q of Nextel for the quarter ended
               September 30, 1995 and incorporated herein by reference).
   4.10     -- Second Supplemental Indenture, dated as of July 28, 1995 between      Not applicable
               ESMR (now known as Nextel), as Successor by Merger to Old Nextel and The Bank of New York (relating to the February Indenture)
               (filed on November 14, 1995 as Exhibit 4.4 to the Quarterly Report
               on Form 10-Q of Nextel for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.11     -- Third Supplemental Indenture, dated as of June 13, 1997 between       Not applicable
               Nextel and The Bank of New York (relating to the August Indenture)
               (filed on June 17, 1997 as Exhibit 4.1 to Nextel's Current Report
               on Form 8-K dated June 17, 1997 (the "June 17 Form 8-K") and incorporated herein by reference).
   4.12     -- Third Supplemental Indenture, dated as of June 13, 1997 between       Not applicable
               Nextel and The Bank of New York (relating to the February
               Indenture) (filed on June 17, 1997 as Exhibit 4.2 to the June 17,
               Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                              PAGE
-------        -------------------------------------------------------------------   ---------------
   4.13     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as     Not applicable
               of January 13, 1994, between OneComm (formerly called CenCall
               Communications Corp.) and The Bank of New York (the "OneComm
               Indenture") (filed on June 7, 1995 as Exhibit No. 99.2 to Old
               Nextel's Registration Statement No. 33-93182 on Form S-4 (the
               "OneComm S-4 Registration Statement") and incorporated herein by reference).
   4.14     -- Form of Note issued pursuant to the OneComm Indenture (included in    Not applicable
               Exhibit 4.11).
   4.15     -- Supplemental Indenture dated as of June 30, 1995 to the OneComm       Not applicable
               Indenture between OneComm (formerly called CenCall Communications
               Corp.) and The Bank of New York (filed on November 14, 1995 as
               Exhibit 10.12 to the Form 10-Q for the quarter ended September 30,
               1995 and incorporated herein by reference).
   4.16     -- Second Supplemental Indenture dated as of July 28, 1995 between       Not applicable
               Nextel (formerly known as ESMR, Inc.), as successor to OneComm, and
               The Bank of New York (relating to the OneComm Indenture) (filed on
               November 14, 1995 as Exhibit 10.13 to the Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
   4.17     -- Third Supplemental Indenture, dated as of June 13, 1997 between       Not applicable
               Nextel Not applicable and The Bank of New York (relating to the
               February Indenture) (filed on June 17, 1997 as Exhibit 4.2 to the
               June 17, Form 8-K and incorporated herein by reference).
   4.18     -- Indenture for Senior Redeemable Discount Notes due 2004, dated as     Not applicable
               of April 25, 1994, between Dial Call and The Bank of New York (the
               "2004 Indenture") (filed on June 7, 1995 as Exhibit 99.4 to the
               OneComm S-4 Registration Statement and incorporated herein by reference).
   4.19     -- Supplemental Indenture, dated as of August 7, 1995, to the 2004       Not applicable
               Indenture between Dial Call and The Bank of New York (filed on
               December 5, 1995 as Exhibit 99.3 to Nextel's Registration Statement
               No. 33-80021 on Form S-4 (the "Dial Page S-4 Registration
               Statement") and incorporated herein by reference).
   4.20     -- Second Supplemental Indenture, dated as of January 30, 1996, to the   Not applicable
               2004 Indenture between Dial Page (as successor to Dial Call) and
               The Bank of New York (filed on April 1, 1996 as Exhibit 4.26 to the
               Annual Report on Form 10-K of Nextel for the year ended December
               31, 1995 (the "1995 Form 10-K") and incorporated herein by reference).
   4.21     -- Third Supplemental Indenture, dated as of January 30, 1996, to the    Not applicable
               2004 Indenture between Nextel (as successor to Dial Page) and The
               Bank of New York (filed on April 1, 1996 as Exhibit 4.27 to the
               1995 Form 10-K and incorporated herein by reference).
   4.22     -- Fourth Supplemental Indenture, dated as of June 13, 1997 between      Not applicable
               Nextel and The Bank of New York (relating to the 2004 Indenture)
               (filed on June 17, 1997 as Exhibit 4.3 to the June 17 Form 8-K and
               incorporated herein by reference).
   4.23     -- Indenture for Senior Discount Notes due 2005, dated as of December    Not applicable
               22, 1993, between Dial Call and The Bank of New York (the "2005
               Indenture") (filed as Exhibit 99.3 to the OneComm S-4 Registration
               Statement and incorporated herein by reference).
   4.24     -- Supplemental Indenture, dated as of April 15, 1994, to the 2005       Not applicable
               Indenture between Dial Call and The Bank of New York (filed on
               April 1, 1996 as Exhibit 4.29 to the 1995 Form 10-K and
               incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                              PAGE
-------        -------------------------------------------------------------------   ---------------
   4.25     -- Supplemental Indenture, dated as of June 30, 1995, to the 2005        Not applicable
               Indenture between Dial Call and The Bank of New York (filed on
               December 5, 1995 as Exhibit 99.4 to the Dial Page S-4 Registration
               Statement and incorporated herein by reference).
   4.26     -- Third Supplemental Indenture, dated as of January 30, 1996, to the    Not applicable
               2005 Indenture between Dial Page (as successor to Dial Call) and
               The Bank of New York (filed on April 1, 1996 as Exhibit 4.31 to the
               1995 Form 10-K and incorporated herein by reference).
   4.27     -- Fourth Supplemental Indenture, dated as of January 30, 1996, to the   Not applicable
               2005 Indenture between Nextel (as successor to Dial Page) and The
               Bank of New York (filed on April 1, 1996 as Exhibit 4.32 to the
               1995 Form 10-K and incorporated herein by reference).
   4.28     -- Fifth Supplemental Indenture, dated as of June 13, 1997 between       Not applicable
               Nextel and The Bank of New York (relating to the 2005 Indenture)
               (filed on June 17, 1997 as Exhibit 4.4 to the June 17 Form 8-K and
               incorporated herein by reference).
   4.29     -- Indenture for Senior Discount Notes due 2007, dated as of March 6,    Not applicable
               1997, between McCaw International and The Bank of New York, as
               Trustee (the "McCaw Indenture") (filed on March 31, 1997 as Exhibit
               4.24 to Nextel's Annual Report on Form 10-K for the year ended
               December 31, 1996 (the "1996 Form 10-K") and incorporated herein by reference).
   4.30     -- Form of Note issued pursuant to the McCaw Indenture (included in
               Exhibit 4.24).
   4.31     -- Warrant Agreement, dated as of March 6, 1997, between McCaw           Not applicable
               International and The Bank of New York (filed on March 31, 1997 as
               Exhibit 4.26 to the 1996 Form 10-K and incorporated herein by reference).
   4.32     -- Credit Agreement dated as of September 27, 1996 among Nextel, NFC,    Not applicable
               the Restricted Companies party thereto, the Lenders party thereto,
               Toronto-Dominion (Texas) Inc., as Administrative Agent, and The
               Chase Manhattan Bank, as Collateral Agent (the "Bank Credit
               Agreement") (filed on October 1, 1996 as Exhibit 99.1 to Nextel's
               Current Report on Form 8-K dated September 27, 1996 (the "September
               27 Form 8-K") and incorporated herein by reference).
   4.33     -- Amendment No. 1 dated as of March 24, 1997 to the Bank Credit         Not applicable
               Agreement (filed on July 9, 1997 as Exhibit 99.1 to Nextel's
               Current Report on Form 8-K dated July 9, 1997 (the "July 9 Form
               8-K") and incorporated herein by reference).
   4.34     -- Amended, Restated and Consolidated Credit Agreement dated as of       Not applicable
               September 27, 1996 among Nextel, Nextel Finance Company, the
               Restricted Companies party thereto and the Vendors party thereto
               (the "Vendor Credit Agreement") (filed on October 1, 1996 as
               Exhibit 99.2 to the September 27 Form 8-K and incorporated herein by reference).
   4.35     -- Amendment No. 1 dated as of March 24, 1997 to the Vendor Credit       Not applicable
               Agreement (filed on July 9, 1997 as Exhibit 99.2 to the July 9 Form
               8-K and incorporated herein by reference).
   4.36     -- Option Exercise and Lending Commitment Agreement by and between       Not applicable
               Nextel and Digital Radio, L.L.C., dated as of June 16, 1997 (filed on July 9, 1997 as Exhibit 10.1 to the July 9 Form 8-K and
               incorporated herein by reference).
   4.37     -- Option Purchase Agreement by and among Nextel and Unrestricted        Not applicable
               Subsidiary Funding Company and Option Acquisition, L.L.C., dated as of June 16, 1997 (filed on July 9, 1997 as Exhibit 10.3 to the July
               9 Form 8-K and incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                              PAGE
-------        -------------------------------------------------------------------   ---------------
   4.38     -- Option Agreement (First New Option) by and between Option             Not applicable
               Acquisition, L.L.C. and Nextel, dated as of June 18, 1997 (filed on
               July 9, 1997 as Exhibit 10.4 to the July 9 Form 8-K and
               incorporated herein by reference).
   4.39     -- Option Agreement (Second New Option) by and between Option            Not applicable
               Acquisition, L.L.C. and Nextel, dated as of June 18, 1997 (filed on
               July 9, 1997 as Exhibit 10.4 to the July 9 Form 8-K and
               incorporated herein by reference).
   4.40     -- Certificate of Designation for 13% Series D Exchangeable Preferred    Not applicable
               Stock (filed on July 22, 1997 as Exhibit 4.1 to Nextel's Current
               Report on Form 8-K dated July 21, 1997 and incorporated herein by reference).
   4.41     -- Amendment No. 2 dated as of June 3, 1997 to the Bank Credit           Not applicable
               Agreement (filed on August 5, 1997 as Exhibit 4.41 to Nextel's
               Registration Statement No. 333-28461 on Form S-3 (the "August S-3
               Registration Statement") and incorporated herein by reference).
   4.42     -- Amendment No. 2 dated as of June 3, 1997 to the Vendor Credit         Not applicable
               Agreement (filed on August 5, 1997 as Exhibit 4.42 to the August
               S-3 Registration Statement and incorporated herein by reference).
   4.43     -- Amendment No. 3 dated as of August 20, 1997, to the Bank Credit       Not applicable
               Agreement (filed on September 5, 1997 as Exhibit 99.1 to Nextel's
               Current Report on Form 8-K dated September 5, 1997 (the "September
               5 Form 8-K") and incorporated herein by reference).
   4.44     -- Amendment No. 3 dated as of August 29, 1997, to the Vendor Credit     Not applicable
               Agreement (filed on September 5, 1997 as Exhibit 99.2 to the
               September 5 Form 8-K and incorporated herein by reference).
   4.45     -- Second Secured Vendor Financing Agreement dated as of August 29,      Not applicable
               1997 among Nextel, Nextel Finance Company and the other Restricted
               Companies thereto and the Vendor Lenders thereto (the "Second
               Secured Vendor Financing Agreement") (filed as Exhibit 99.3 to the
               September 5 Form 8-K and incorporated herein by reference).
   4.46     -- Amendment No. 4 dated as of September 10, 1997 to the Bank Credit     Not applicable
               Agreement (filed on September 22, 1997, as Exhibit 4.2 to Nextel's
               Current Report on Form 8-K dated September 22, 1997 (the "September
               22 Form 8-K") and incorporated herein by reference).
   4.47     -- Amendment No. 4 dated as of September 10, 1997 to the Vendor Credit   Not applicable
               Agreement (filed on September 22, 1997, as Exhibit 4.3 to the
               September 22 Form 8-K and incorporated herein by reference).
   4.48     -- Amendment No. 1 dated as of September 10, 1997 to the Second Vendor   Not applicable
               Financing Agreement (filed on September 22, 1997 as Exhibit 4.4 to the September 22 Form 8-K and incorporated herein by reference).
   4.49     -- Indenture between Nextel and Harris Trust and Savings Bank, as        Not applicable
               Trustee, dated September 17, 1997 (filed on November 26, 1997 as
               Exhibit 4.49 to Nextel's Registration Statement No. 333-41097 on
               Form S-4 (the "September Notes Registration Statement") and
               incorporated herein by reference).
   4.50     -- Form of Nextel's 13% Series D Exchangeable Preferred Stock            Not applicable
               Certificate (filed on November 4, 1997 as Exhibit 4.50 to Nextel's
               Registration Statement No. 333-39411 on Form S-4 (the "Preferred
               Stock Registration Statement) and incorporated herein by
               reference).
   4.51     -- Registration Rights Agreement by and among Nextel, Morgan Stanley &   Not applicable
               Co. Incorporated and Donaldson, Lufkin & Jenrette Securities
               Corporation dated July 21, 1997 (filed on November 4, 1997 as
               Exhibit 4.51 to the Preferred Stock Registration Statement and
               incorporated herein by reference).

EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS                              PAGE
-------        -------------------------------------------------------------------   ---------------
   4.52     -- Form of Indenture related to the Exchange Debentures (the "Exchange   Not applicable
               Debenture Indenture") (filed on November 4, 1997 as Exhibit 4.52 to the Preferred Stock Registration Statement and incorporated herein by reference).
   4.53     -- Form of Note to be issued pursuant to the Exchange Debenture          Not applicable
               Indenture (included in Exhibit 4.52).
  *4.54     -- Indenture between Nextel and Harris Trust and Savings Bank, as
               Trustee, dated as of October 22, 1997.
   4.55     -- Amendment No. 5 dated as of October 9, 1997 to the Bank Credit        Not applicable
               Agreement (filed on October 23, 1997 as Exhibit 4.2 to Nextel's
               Current Report on Form 8-K dated October 23, 1997 (the "October 23
               Form 8-K") and incorporated herein by reference).
   4.56     -- Amendment No. 5 dated as of October 9, 1997 to the Vendor Credit      Not applicable
               Agreement (filed on October 23, 1997 as Exhibit 4.3 to the October
               23 Form 8-K and incorporated herein by reference).
   4.57     -- Amendment No. 2 dated as of October 9, 1997 to the Second Vendor      Not applicable
               Financing Agreement (filed on October 23, 1997 as Exhibit 4.4 to the October 23 Form 8-K and incorporated herein by reference).
   4.58     -- Registration Rights Agreement dated September 17, 1997 by and among   Not applicable
               Nextel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, TD
               Securities (USA) Inc., Lehman Brothers Inc., and NationsBank
               Capital Markets, Inc. (filed on November 26, 1997 as Exhibit 4.58 to the September Notes Registration Statement and incorporated herein by reference).
  *4.59     -- Registration Rights Agreement dated October 22, 1997 by and among
               Nextel, Morgan Stanley & Co. Incorporated, Chase Securities Inc.,
               J.P. Morgan Securities Inc., NationsBanc Montgomery Securities,
               Inc., TD Securities (USA) Inc., and Credit Suisse First Boston
               Corporation.
  *5        -- Form of opinion of Jones, Day, Reavis & Pogue as to the validity of the Exchange Senior Notes.
  *8        -- Form of opinion of Jones, Day, Reavis & Pogue regarding tax matters.
 *12        -- Statement regarding computation of earnings to fixed charges.
  23.1      -- Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and
               8).
 *23.2      -- Consent of Deloitte & Touche LLP.
 *24        -- Powers of Attorney.
 *25        -- Statement of eligibility under the Trust Indenture Act of 1939 on
               Form T-1.
 *99        -- Letter of Transmittal.

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* Filed herewith.